    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1999


                                                   REGISTRATION NUMBER 333-83217

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                            ------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        TEAM COMMUNICATIONS GROUP, INC.
          (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          3652                          95-5419215
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL            (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                        TEAM COMMUNICATIONS GROUP, INC.
                      12300 WILSHIRE BOULEVARD, SUITE 400
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 442-3500
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES.)

                                 DREW S. LEVIN
                      12300 WILSHIRE BOULEVARD, SUITE 400
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 442-3500
 (NAMES, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                              BRUCE P. VANN, ESQ.
                         KELLY LYTTON MINTZ & VANN LLP
                      1900 AVENUE OF THE STARS, SUITE 1450
                         LOS ANGELES, CALIFORNIA 90067
                          TELEPHONE NO: (310) 277-5333
                          FACSIMILE NO: (310) 277-5953

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                      AMOUNT       PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
             TITLE OF EACH CLASS OF                   TO BE         OFFERING PRICE          AGGREGATE        REGISTRATION
          SECURITIES TO BE REGISTERED               REGISTERED         PER SHARE         OFFERING PRICE          FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock(1).................................    1,206,541            $6.25             $7,540,881         $2,096.36
Common Stock (3)................................     302,715             $6.25             $1,891,969             $0
Common Stock Underlying Warrants(3).............     298,441             $6.25             $1,865,256             $0
Common Stock Underlying Warrants(3).............     173,870             $6.25             $1,086,688             $0
Common Stock Underlying Warrants(3).............      20,000             $6.25              $125,000              $0
Common Stock Underlying Warrants(2).............     131,000             $6.25              $818,750           $227.61
Common Stock Underlying Warrants(2).............      85,000             $6.25              $531,250           $147.69
Common Stock Underlying Warrants(2).............     200,000             $6.25             $1,250,000          $347.50
Common Stock Underlying Warrants(3).............     150,000             $7.43             $1,114,500             $0
Common Stock Underlying Convertible
  Debentures(1).................................     981,125             $6.25             $6,132,031         $1,704.70
                                                  --------------  -------------------  -------------------  --------------
TOTAL(4)........................................    3,548,692                              $22,356,324        $4,523.86
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------


(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(2) Estimated pursuant to Rule 457(g) solely for the purpose of calculating the registration fee.


(3) These shares of common stock were previously registered on Form SB-2 Registration Statement, File Number 333-26307. No filing fee is included with respect to such shares.


(4) $3,010.09 was previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED AUGUST   , 1999.


PRELIMINARY PROSPECTUS


                                3,548,692 SHARES

                        TEAM COMMUNICATIONS GROUP, INC.
                                  COMMON STOCK
                            ------------------------


     This prospectus relates to an aggregate of 3,548,692 shares of our common stock which were previously issued to the shareholders listed in this prospectus (the "Selling Shareholders"), or issuable to the Selling Shareholders pursuant to convertible debentures (the "Debentures") or outstanding warrants (the "1999 Warrants") to purchase our common stock. Such shares of common stock are being offered for the accounts of the Selling Shareholders on The NASDAQ SmallCap Market at the then prevailing prices, or in negotiated transactions. We will not receive any proceeds from the sale of the shares of common stock being registered, but will receive the proceeds from the exercise of the Warrants. This prospectus also covers 795,026 shares previously registered by us, 199,748 of which were issued pursuant to a convertible promissory note, 102,967 of which were issued upon exercise of warrants, and 492,311 of which may be issued upon the exercise of certain previously issued warrants (the "Prior Warrants"). The 1999 Warrants and the Prior Warrants are sometimes hereinafter referred to as the "Warrants".


     Our common stock trades on the NASDAQ SmallCap Market under the symbol "TMTV".


     INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.


 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
  UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

     The common stock offered hereby was or will be acquired by the Selling Shareholders from us in private placements or upon the conversion of the Debentures or the exercise of the Warrants and are "restricted securities" under the Securities Act of 1933. This prospectus has been prepared to register the shares of common stock under the Securities Act of 1933 to allow for future sales by the Selling Shareholders to the public without any restrictions. To our knowledge, the Selling Shareholders have made no arrangement with any brokerage firm for the sale of the shares. The Selling Shareholders may be deemed "underwriters" within the meaning of the Securities Act of 1933. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed underwriting commissions or discounts under the Securities Act of 1933. See "Plan of Distribution".

                            ------------------------


                The date of this prospectus is August   , 1999.

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should read the entire prospectus carefully, including "Risk Factors" and the financial statements, before making an investment decision.

                                  THE COMPANY

     We were formed in February 1995. We develop, produce and distribute a variety of television programming, including series, specials and made-for-television movies for exploitation in the domestic and international television markets. We derive substantially all of our revenues from production fees earned from our originally produced programs, distribution fees from the exploitation of product acquired from others, and the exploitation of our originally produced programs.


     Our production activities are focused on family programming produced for United States cable and network television channels such as The Discovery Channel, The Family Channel, USA Network, and the Public Broadcasting System. In addition, we co-developed and co-produced a reality based five-day per week ("strip") syndicated series, called "Strange Universe," with United/Chris-Craft television stations and Rysher Entertainment. This series, which aired on United/Chris-Craft stations, involved the production of 130 episodes over its two, thirteen week commitments. We have also completed the production of a series of 48 half hour episodes entitled "Amazing Tails," a reality based series focusing on extraordinary pets, which has been financed in conjunction with Friskies Pet Foods, a division of Nestles Food, and advertising leader The Interpublic Group of Companies. All episodes of Amazing Tales have been produced and delivered, and the series is currently airing on Discovery Communications' Animal Planet. We have also received a firm commitment from Discovery Channel's Animal Planet for the initial production of 13 one-hour drama episodes of the "The Call of the Wild," based on Jack London's classic novel. The series began production in July 1999 with our Canadian production partner. Delivery is expected to take place from December 1999 through February 2000.


     In March 1999, our co-production of 22 episodes of Total Recall 2070, a television series based on the hit movie "Total Recall," began to air on Showtime Networks. Original episodes are still airing. We are waiting on Showtime's decision as to whether it will order a second season. We maintain a dramatic development and production department which continues developing and will produce movies-of-the-week and drama series for exhibition on network television, cable or ad hoc networks of independent stations which sometimes form to air special programming. We also currently have distribution rights to approximately 335 half-hours of family and documentary series and specials, and 190 hours of dramatic series and films.

RECENT EVENTS

     We are currently in discussions with a number of distribution and production companies regarding possible business combinations. On June 6, 1999, we signed a letter of intent to purchase Dandelion Distribution Ltd., a United Kingdom based television production and distribution company, for approximately $5,000,000 in cash and common stock. The transaction is scheduled to be completed by October 15, 1999.


     In April 1999, we entered into a letter of intent with Value Management and Research, A.G. ("VMR"), our financial advisors, to assist us in completing, on a "best-efforts" basis, an offering of approximately $25 to $30 million of our common stock on the German Deutsche Borse. An affiliate of VMR has agreed to co-manage the underwriting. In August 1999, Gontard & MetallBank AG agreed, subject to certain conditions, to be the lead underwriter on the offering, which is scheduled to be completed in the fall of 1999.



     In April we announced that we were seeking at least $4,000,000 of interim financing before completion of the German offering. Between June and July, we raised $1,550,000, including $1,200,000 pursuant to a secured loan from VMR. On August 5, 1999, we completed a $4,000,000 bridge financing with Hudson Investors, LLC. The note matures on November 30, 2002, however it can be converted to equity any time after November 30, 1999. The note accrues interest at 12% per year. Hudson Investors, LLC also received 340,000 warrants as part of the financing. From the proceeds of the financings, we repaid $1,000,000 of the VMR secured loan.



     Although the $4,000,000 raised addressed certain critical capital requirements, in light of the anticipated closing date of the German offering, Gontard & MetallBank AG has agreed, subject to certain conditions, to invest up to $6,000,000 in us, $2,000,000 of which was completed on August 5, 1999 by virtue of the sale of 500,000 shares of our common stock.



     On June 25, 1999, we purchased from Film Libraries, Inc., a library of 28 made for television movies for a total purchase price of $2,200,000, $1,200,000 payable in cash and $1,000,000 payable in our common stock. Of the purchase price, $200,000 in cash and $100,000 in our common stock are payable to 2 individuals as commissions. On June 28, 1999, we entered into a five year license for 20 of the made for television movies with Renown Pictures, Ltd., a UK based company. For the license, we will receive $3,300,000, $400,000 received in August 1999 and the remainder payable in 4 equal payments of $725,000 on September 30, 1999, December 30, 1999, March 30, 2000 and June 30, 2000.


     Our address is 12300 Wilshire Boulevard, Suite 400, Los Angeles, California 90025, and our telephone number is (310) 442-3500.

                                  THE OFFERING


Common Stock offered hereby...    3,548,692 shares



Common Stock to be outstanding
after the offering............    7,519,965 shares(1)


Use of Proceeds...............    General corporate purposes, including working
                                  capital. (2) See "Use of Proceeds."
---------------

(1) Assumes conversion of the Debentures, the exercise of the Warrants, and approximately 235,000 shares underlying stock options which have been granted as of this date, but does not include 465,000 shares of common stock reserved for issuance under the 1999 Stock Option Plan.



(2) We will receive no proceeds from the sale of the common stock offered hereby. We will receive $2,259,513 from the exercise of the Warrants, if all the Warrants are exercised.

                        SUMMARY OF FINANCIAL INFORMATION


                                     FOR THE SIX MONTHS ENDED       FOR THE        FOR THE        FOR THE
                                   ----------------------------    YEAR ENDED     YEAR ENDED     YEAR ENDED
                                    JUNE 30,        JUNE 30,      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                      1999            1998            1998           1997           1996
                                   -----------   --------------   ------------   ------------   ------------
                                   (UNAUDITED)    (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues.........................  $7,019,900      $3,215,900     $13,581,900     $6,875,600     $5,749,800
Cost of revenues.................   4,136,200         836,700       9,076,000      2,355,300      2,895,900
Gross profit.....................   2,883,700       2,379,200       4,505,900      4,520,300      2,853,900
General and administrative
  expenses.......................   1,039,000       1,138,300       3,274,000      3,244,900      2,323,800
Net income from operations.......   1,844,700       1,240,900       1,231,900      1,275,400        530,100
Interest expense.................     280,100         622,800         902,600      1,040,100        677,700
Interest income..................      69,600          91,500         202,900        211,800         58,300
Other income.....................          --              --              --             --         90,100
Net income (loss) before income
  taxes..........................   1,634,200         709,600         532,200        447,100            800
Provision for income taxes.......     581,700          70,000              --             --
Extraordinary loss from early
  extinguishment of debt.........     248,200              --          69,500             --             --
                                   ----------      ----------     -----------     ----------     ----------
Net income (loss)................  $  804,300      $  639,600     $   405,200     $  447,100     $      800
                                   ==========      ==========     ===========     ==========     ==========
Net income (loss) per common
  share basic(1).................  $     0.22      $     0.57     $      0.22     $     0.40     $     0.00
                                   ==========      ==========     ===========     ==========     ==========
Weighted average number of shares
  outstanding basic(1)...........   3,577,593       1,131,344       1,833,340      1,131,344      1,131,344
                                   ==========      ==========     ===========     ==========     ==========
Net income (loss) per common
  share diluted(1)...............  $     0.17      $     0.35     $      0.17     $     0.25     $     0.00
                                   ==========      ==========     ===========     ==========     ==========
Weighted average number of shares
  outstanding diluted(1).........   4,762,511       1,821,800       2,434,017      1,821,800      1,821,800
                                   ==========      ==========     ===========     ==========     ==========



                                                                      JUNE 30, 1999
                                                              -----------------------------
                                                                ACTUAL       AS ADJUSTED(2)
                                                              -----------    --------------
BALANCE SHEET DATA:
Liquidity capital (deficit)(3)..............................  $(5,900,000)    $  (120,487)
Total assets................................................   26,086,300      35,245,813
Notes payable(4)............................................    2,422,700       5,802,702
Line of credit(4)...........................................      850,000         850,000
Accrued interest(4).........................................      596,000         596,000
Shareholder loan and note payable(4)........................      450,000         450,000
Retained earnings(2)........................................      624,900         444,900
Shareholders' equity........................................   11,596,700      17,376,213


---------------
(1) See Note 2 of Notes to Consolidated Financial Statements for information regarding the calculation of net income (loss) per share.


(2) The "As Adjusted" column reflects the conversion of the $1,000,000 of Debentures into shares of common stock, as well as the related write-off of the original issue discount associated with the initial sale of such securities. The resulting adjustment to retained earnings (accumulated deficit) reflects the write-off of the discounts associated with the early extinguishment of such debt. The "As Adjusted" column reflects the sale of 175,000 shares of common stock in June 1999 to four of the Debenture holders and 500,000 shares of common stock to Gontard & MetallBank AG. The "As Adjusted" column reflects $1,200,000 proceeds from a secured loan from VMR and $1,000,000 of loan principal being repaid. The "As Adjusted" also includes proceeds of $4,000,000 from the bridge financing with Hudson Investors, LLC. Finally, the "As Adjusted" column reflects the exercise of all the Warrants and $2,259,513 in proceeds from their exercise.

(3) Represents (i) cash and cash equivalents plus accounts receivables (net), and the amount due from officer, less (ii) accounts payable, accrued expenses and other liabilities, deferred revenue, accrued participations, notes payable, shareholder loan and note payable, and accrued interest.

(4) See Notes 5, 7, and 8 of Notes to Consolidated Financial Statements.

                                  RISK FACTORS

     You should consider carefully the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Additional risks and uncertainties that are not yet identified or that we currently think are immaterial may also materially adversely affect our business and financial condition in the future.

GOING CONCERN ASSUMPTION.


     Contained in the independent accountants' report included in our financial statements for each of the fiscal years since our formation, and included in the footnotes to the unaudited financial statements for the six months ended June 30, 1999, is an explanatory paragraph indicating that our financial condition raises substantial doubt as to our ability to continue as a going concern. There can be no assurance that future financial statements will not include a similar explanatory paragraph if we remain unable to raise enough money or generate sufficient cash flow from operations to cover the cost of running our business. The existence of such an explanatory paragraph may have a material adverse effect on our relationship with third parties who are concerned about our ability to complete projects that we are contractually required to develop or produce, and could also impact our ability to complete future financings.


WE HAVE A LIMITED OPERATING HISTORY THAT MAKES AN EVALUATION OF OUR BUSINESS DIFFICULT.


     We were incorporated in February 1995, and have a limited operating history. Although we have generated profitable operations during each of the fiscal years ended December 31, 1996, 1997 and 1998, and for the six months ended June 30, 1999, we have experienced a negative cash flow from operations during such periods. We can not assure you that we will continue to be profitable in the foreseeable future or that we will be able to generate positive cash flow from our operations. Our business plan is subject to all the risks associated with starting a new business, including operating losses. In addition, we will be subject to certain factors affecting the entertainment industry generally, such as:


     - sensitivity to general economic conditions;

     - critical acceptance of our products; and

     - intense competition.

     The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

     LIQUIDITY DEFICIT.


     Although our current cash position should provide us with working capital for the remainder of the calendar year, as of June 30, 1999, we had retained earnings of $624,900 and a liquidity deficit of ($5,900,000). Liquidity deficit is defined as:


     - cash and cash equivalents plus accounts receivable (net), and the amount due from officer, less

     - accounts payable, accrued expenses and other liabilities, deferred revenue, accrued participations, notes payable, shareholder loan and note payable, and accrued interest.


     In April we announced that we were seeking at least $4,000,000 of interim financing before completion of the German offering. Between June and July, we raised $1,550,000, including $1,200,000 pursuant to a secured loan from VMR. On August 5, 1999, we completed a $4,000,000 bridge financing with Hudson Investors, LLC. The note matures on November 30, 2002, however it can be converted to equity any time after November 30, 1999. The note accrues interest at 12% per year. Hudson Investors, LLC also received 340,000 warrants as part of the financing. From the proceeds of the financings, we repaid $1,000,000 of the VMR secured loan.



     Although the $4,000,000 raised addressed certain critical capital requirements, in light of the anticipated closing date of the German offering, Gontard & MetallBank AG has agreed, subject to certain conditions, to invest up to $6,000,000 in us, $2,000,000 of which was completed on August 5, 1999 by virtue of the sale of 500,000 shares of our common stock.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Note 12 of Notes to Consolidated Financial Statements.


NEED FOR ADDITIONAL CAPITAL, EXISTING DEFAULTS, DILUTION AND NO ASSURANCE OF FUTURE FINANCINGS.

     The entertainment industry is highly capital intensive. Despite our initial public offering, our operations have been hurt by ongoing capital shortages caused by a slowness in collecting receivables and the inability to complete a long term banking relationship. Despite these problems, we have attempted to address our capital requirements by:


     - selling $1,850,000 in convertible debt, as well as $700,000 in equity to certain of the holders of such debt; and



     - entering into a letter of intent to complete, on a "best-efforts" basis, an offering of our common stock on Germany's Deutsche Borse.



     In April we announced that we were seeking at least $4,000,000 of interim financing before completion of the German offering. Between June and July, we raised $1,550,000, including $1,200,000 pursuant to a secured loan from VMR. On August 5, 1999, we completed a $4,000,000 bridge financing with Hudson Investors, LLC. The note matures on November 30, 2002, however it can be converted to equity any time after November 30, 1999. The note accrues interest at 12% per year. Hudson Investors, LLC also received 340,000 warrants as part of the financing. From the proceeds of the financings, we repaid $1,000,000 of the VMR secured loan.



     Although the $4,000,000 raised addressed certain critical capital requirements, in light of the anticipated closing date of the German offering, Gontard & MetallBank AG has agreed, subject to certain conditions, to invest up to $6,000,000 in us, $2,000,000 of which was completed on August 5, 1999 by virtue of the sale of 500,000 shares of our common stock.


     These financings in general, and the convertible debt financing in particular, are dilutive to our shareholders.


     Despite the dilutive nature of these financings, we believe that completing these offerings was critical to our short term financial needs. As of August 20, 1999 we had indebtedness and related accrued interest of $8,453,680, including notes of a principal amount of $6,557,680, which mature within 6 months. As of August 20, 1999 we have $349,600 principal amount of notes which have matured and are currently in default. We are currently negotiating with these noteholders and have not yet received any written action regarding the defaults under the notes. We believe, however, that we will be able to cure these defaults by either converting the notes to equity or by repaying the amounts due pursuant to the terms of such obligations. No assurance can be given that we will be able to effectuate any of the foregoing alternatives, or that if we seek to extend such obligations or refinance them, that such extensions or refinancing alternatives will be on terms which are financially advantageous to us.


     If additional financing is not available, we will be required to:

     - reduce or suspend our operations;

     - seek an acquisition partner;

     - or try other ways to sell securities on terms that may be highly dilutive or otherwise disadvantageous to current shareholders.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Note 12 of Notes to Consolidated Financial Statements.

OUR RELIANCE ON CERTAIN CUSTOMERS AND OUR ALLOWANCES FOR POSSIBLE UNCOLLECTIBLE RECEIVABLES.


     As of June 30, 1999, we had $7,481,600 in receivables. To cover the possibility that one or more of our customers could fail to pay monies due to us, we currently maintain a general reserve of approximately $337,000. If we are required to make an additional allowance for these receivables, our results of operations and financial condition in future periods could be adversely affected. While we believe that each of the licensees are reasonable credit risks any failure to pay could have a material adverse impact on our results.

OUR DEPENDENCE ON EMERGING MARKETS AND ON FOREIGN SALES.

     A substantial portion of our revenues are, and for the foreseeable future will most likely be, derived from the sale or license of our products to recently established domestic television or cable networks such as:

          - the WB Network;

          - United Paramount Network;

          - The Discovery Channel;

          - The Learning Channel;

          - the growing specialized pay market; and

          - the foreign television networks.

     In addition to these, a substantial portion of our revenues are dependent on sales to licensees and distributors in foreign markets. Collecting receivables from these customers is subject to the risks associated with doing business with foreign companies including rapid changes in the political and economic climates of such countries. If we become involved in a long term dispute over how our product is being distributed in a foreign country, or are forced to initiate collection activities to enforce the terms of a license or distributor agreement, the profitability of any particular product may be adversely effected.


     As indicated above, substantially all of our receivables as of June 30, 1999 are trade receivables from entities domiciled outside the United States. These receivables, totaling $7,481,600, represent 100% of all trade receivables and 29% of our total assets. Any difficulty or delay in the collection of these receivables would have a material adverse effect on us. The ongoing economic crisis in Southeast Asia may impact our future sales for South Korea, Thailand and Indonesia. While we had no material sales in this region, we have experienced significant delays in collecting on sales in Japan.


BUSINESS COMBINATIONS.

     We are currently in discussions with a number of distribution and production companies regarding possible business combinations. On June 6, 1999, we entered into a letter of intent to purchase Dandelion Distribution Ltd., for $5,000,000 in cash and common stock. The transaction is subject to the drafting of definitive acquisition agreements and the successful completion of our due diligence review. If definitive agreements are finalized, but we are not ready to close within 60 days of the signing of such agreements, then we will have to pay Dandelion a penalty of $62,500.

COMPETITION.

     The entertainment industry is highly competitive. We compete with many entertainment organizations, who are all seeking, in varying degrees;

     - the rights to literary properties;

     - the services of creative and technical personnel;

     - the financing for production of film and television projects; and

     - favorable arrangements for the distribution of completed films.

     Virtually all of our competitors are larger than we are, have been in business longer than we have and have more resources at their disposal. The entertainment industry is currently evolving into an industry in which certain multi-national, multi-media entities, because of their control over key film, magazine, and/or television content, as well as key network and cable outlets, will be able to dominate certain communications industries activities in the United States. These competitors have numerous competitive advantages, including the ability to acquire financing for their projects and attract superior properties, personnel, actors and/or celebrity hosts.

THE RISK THAT NOT ENOUGH EPISODES OF A SERIES WILL BE ORDERED TO ALLOW US TO SYNDICATE THE SERIES.

     There can be no assurance that once we commit to produce a series which has been licensed to a network, that the network will order and broadcast enough episodes so that we can syndicate the series in the United States. Typically, there need to be at least 65 episodes of a series produced in order to "strip" or syndicate the series in the daily re-run market. Networks can generally cancel a series at stated intervals and, accordingly, do not commit in advance to exhibit a series for more than a limited period. If a series is canceled before the minimum number of shows necessary for syndication have been produced, there is a significant chance that the production costs of the project will not be fully recovered. In that event, our financial condition could be materially and adversely affected. Similar risks apply even if a series is produced for a non-network medium. See
"Business -- Operations" for a discussion of the financing of series and how deficits are potentially recouped. In addition, for the six months ended June 30, 1999 and the twelve month period ended December 31, 1998, we had approximately $257,500 and $1,017,400 in development costs associated with projects for which we are actively pursuing production commitments, but which have not been set for principal photography. See "Risk Factors -- Development Costs" for a discussion of the potential impact if such costs were to be written off or otherwise amortized on an accelerated basis.



     We presently have a commitment of 13 episodes for Call of the Wild, and have completed 22 episodes for Total Recall 2070, which is not enough episodes to syndicate or "strip" these series in the United States. The syndication rights to Total Recall 2070, for which we are a profit participant, are owned by Universal, by virtue of Universal's 1998 acquisition of Polygram Filmed Entertainment. The show will be shown on a once a week syndication basis in January 2000. If the show is not renewed, there will only be one season of syndication, in which event we would not expect to receive significant amounts relative to our profit interests.


FLUCTUATIONS IN OPERATING RESULTS.

     Our revenues and results of operations are significantly dependent upon the timing and success of the television programming we distribute, which cannot be predicted with certainty. Revenues for any particular program may not be recognized until the program is produced and available for delivery to the licensee. Production delays may impact the timing of when revenues may be recognized under generally accepted accounting principles. Significant sales of our product take place at the industry's major selling markets, the most important of which are MIP-TV and MIPCOM-TV (the International Film and Program Market for TV, Video, Cable & Satellite) which take place in France in the second and fourth quarters, respectively and NATPE, which takes place in the Untied States in January. Finally, production commitments are typically obtained from networks in the spring (second) quarter, although production activity and delivery may not occur until later periods. We may experience significant quarterly variations in our operations, and results in any particular quarter may not be indicative of results in subsequent periods.

     Our results will also be affected by the allocation of revenue between product we produce and own as compared to product which are distributed on behalf of third party producers and for which we are paid a sales commission. Where we are paid a sales commission, our expenses as a percentage of revenue will typically be higher, because we record, as an expense, the participations owing to the copyright owners. Where we are exploiting product which we own outright, we do not record such expenses, and our margins will typically be higher.

THE SPECULATIVE NATURE OF THE ENTERTAINMENT BUSINESS.

     Substantially all of our revenues are derived from the production and distribution of our television series and made-for-television movies. The entertainment industry in general, and the development, production and distribution of television programs, in particular, is highly speculative and involves a substantial degree of risk. Since each project is an individual artistic work and its commercial success is primarily determined by audience reaction, which is volatile and unpredictable, there can be no assurance that any entertainment property will make money. Even if a production is a critical or artistic success, there is no assurance that it will be profitable.

DEPENDENCE UPON THE SERVICES OF DREW S. LEVIN AND THE REST OF OUR MANAGEMENT
TEAM.

     We are, and will continue to be, heavily dependent on the services of Drew
S. Levin, our Chairman of the Board and Chief Executive Officer. The loss of Mr. Levin's services for any substantial length of time would materially adversely affect our results of operations and financial condition. Mr. Levin is party to an employment agreement with us which expires in the year 2002. See
"Management -- Employment Agreements." We have also obtained a "key-man" insurance policy covering Mr. Levin in the amount of $1,000,000.

     In addition, we are highly dependent upon our ability to attract and retain highly qualified personnel. Competition for such personnel is intense. There can be no assurance that persons having the requisite skills and experience will be available on terms acceptable to us or at all.

THE ABILITY TO MANAGE OUR GROWTH.

     Subject to obtaining sufficient financing, we intend to pursue a strategy which management believes may result in rapid growth. As our anticipated development, production and distribution activities increase, it is essential that we maintain effective controls and procedures regarding critical accounting and budgeting areas, as well as obtain and/or retain experienced personnel. There can be no assurance that rapid growth will occur or that, if such growth does occur, that we will be able to attract qualified personnel or successfully manage such expanded operations.

DEVELOPMENT COSTS.


     Included in our assets as of June 30, 1999 and December 31, 1998 are approximately $257,500 and $1,017,400 in television program costs in respect of projects for which we are actively pursuing production commitments, but which have not been set for principal photography. We intend, as required by accounting standards, to write off the costs of all development projects when they are abandoned or, even if still being developed, if they have not been set for principal photography within three years of their initial development activity. In this regard we wrote down our development costs in the series LoCoMoTioN by approximately $450,000 in the second quarter of 1999.


OUR PREFERRED STOCK AND POSSIBLE ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS.

     Certain provisions of our Articles of Incorporation and Bylaws and certain other contractual provisions could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Certain of these provisions allow us to issue preferred stock with rights senior to those of the common stock without any further vote or action by the shareholders, and impose various procedural and other requirements which could make it more difficult for shareholders to affect certain corporate actions. These provisions could also have the effect of delaying or preventing a change in control. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock. We have agreed that for a 13 month period following the closing of our initial public offering, we will not, without the prior written consent of National Securities Corporation, issue any equity securities. Issuance of securities through the date hereof have been made with National Securities Corporation's approval. This 13 month period expires on August 29, 1999.

VOLATILITY OF SHARE PRICE; LACK OF ACTIVE TRADING MARKET.


     Our common stock has been listed on The NASDAQ SmallCap Market since July 29, 1998. We have also entered in to a letter of intent to complete, on a "best-efforts" basis, an offering of our common stock in Germany. In April 1999, we entered into a letter of intent with Value Management and Research, A.G. ("VMR"), our financial advisors, to assist us in completing, on a "best-efforts" basis, an offering of approximately $25 to $30 million of our common stock on the German Deutsche Borse. An affiliate of VMR has agreed to co-manage the underwriting. In August 1999, we entered into a letter of intent with Gontard & MetallBank AG to be the lead underwriter, subject to certain conditions. The offering is scheduled to be completed in October of 1999. There can be no assurance that we will be successful in completing that offering.

     The market prices for securities of companies with limited operating history, including us, have historically been highly volatile. Significant volatility in the market price of our common stock may arise due to factors such as:

     - our developing business;

     - our negative cash flow;

     - relatively low price per share;

     - relatively low public float;

     - variations in quarterly operating results;

     - general trends in the entertainment industry;

     - the number of holders of our common stock; and

     - the interest of securities dealers in maintaining a market for our common stock.


     As long as there is only a limited public market for our common stock, the sale of a significant number of shares of our common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered, and could cause a severe decline in the price of our common stock.


     Even though our common stock is currently listed on The NASDAQ SmallCap Market, there can be no assurance that an active trading market will continue or that you will be able to resell your shares at prices equal to or greater than the price you purchase them for. The NASDAQ SmallCap Market requires a minimum of three market makers in our common stock. There can be no assurance that there will always be enough market makers in our common stock to make a market.

WE HAVE NEVER PAID A DIVIDEND AND DO NOT ANTICIPATE PAYING ONE IN THE FORESEEABLE FUTURE.

     We have not paid dividends since our formation and do not intend to pay any dividends to our shareholders in the foreseeable future. No assurance can be given that we will pay dividends at any time. We presently intend to retain future earnings, if any, for the development and expansion of our business. See "Dividend Policy."

SHARES ELIGIBLE FOR ADDITIONAL SALE AND EXERCISE OF REGISTRATION RIGHTS.


     Sale of substantial amounts of our common stock in the public market or the prospect of such sales could materially adversely affect the market price of our common stock. Upon completion of this offering, we will have outstanding approximately 7,519,965 shares of common stock, including all shares of common stock underlying the Warrants and shares of common stock underlying any other outstanding warrants and options. Of these shares, approximately 2,471,273 shares are restricted shares under the Securities Act. The shares being offered hereby will be immediately eligible for sale in the public market without restriction on the date of this prospectus. Included in the 7,519,965 shares are options and warrants which entitle the holders thereof to purchase 1,934,061 shares of our common stock of which 1,058,311 are being registered herein. Of the 1,058,311 being registered herein, 795,026 shares were previously registered as part of our initial public offering. Holders of substantially all of such shares have entered into lockup agreements under which they have agreed not to sell, or otherwise hypothecate or dispose of any of their shares for 12 to 13 months after July 28, 1998. National Securities Corporation has the right, at its discretion, to release shareholders from this restriction. In addition, National Securities Corporation has a warrant which may be exercised at any time during the four year period beginning 12 months after the closing of the initial public offering to sell up to 150,000 shares of our common stock. We intend to file a registration statement on Form S-8 under the Securities Act to register the sale of approximately 700,000 shares of our common stock reserved for issuance under our stock option, deferred stock and restricted stock plan. Shares of our common stock issued upon exercise of options after the effective date of the registration statement on Form S-8 will be available for sale in the public market, subject in some cases to volume and other limitations, including limitations imposed by the lockup agreements with National Securities Corporation.

FORWARD-LOOKING STATEMENTS.

     Although not applicable as a safe harbor to limit our liability for sales made as a result of this offering, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Such forward-looking statements may be deemed to include, among other things, our plans to continue producing Total Recall 2070 and to produce LoCoMoTioN and Call of the Wild in 1999 or 2000, and establish new strategic alliances and business relationships and acquire additional libraries of films and television series or companies. Actual results could differ from those projected in any forward-looking statements for the reasons detailed in the other sections of this "Risk Factors" portion of this prospectus, as well as elsewhere in this prospectus. The forward-looking statements are made as of the date of this prospectus and we assume no obligation to update them, or to update the reasons why actual results could differ from those projected in such forward-looking statements.

                                USE OF PROCEEDS


     We will not receive any portion of the proceeds from the sale of common stock to be sold in this offering. We will receive net proceeds of up to approximately $2,259,513 from the exercise of the Warrants. Management currently anticipates that any such proceeds will be utilized for working capital and for other general corporate purposes.


                                DIVIDEND POLICY

     We have never declared or paid cash dividends. We intend to retain and use any future earnings in the development and expansion of our business.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The selected consolidated statement of operations data for the years ended December 31, 1996, December 31, 1997 and December 31, 1998 and the consolidated balance sheet data at such dates are derived from our Consolidated Financial Statements included elsewhere in this prospectus that have been audited by Stonefield Josephson, Inc., as indicated in their respective reports which are also included elsewhere in this prospectus. The selected consolidated financial data for the six months ended June 30, 1999 and 1998 have been derived from the unaudited consolidated financial data of the Company, which, in the opinion of management, have been prepared on the same basis as the audited financial statements and includes all normal and required adjustments necessary for fair presentation. The results for the six months ended June 30, 1999 are not necessarily indicative of future results. Such selected consolidated financial data should be read in conjunction with those Consolidated Financial Statements and the notes thereto.



                                    SIX MONTHS       SIX MONTHS      YEAR ENDED     YEAR ENDED     YEAR ENDED
                                  ENDED JUNE 30,   ENDED JUNE 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                       1999             1998            1998           1997           1996
                                  --------------   --------------   ------------   ------------   ------------
                                   (UNAUDITED)      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues........................    $7,019,900       $3,215,900     $13,581,900     $6,875,600     $5,749,800
Cost of revenues................     4,136,200          836,700       9,076,000      2,355,300      2,895,900
Gross profit....................     2,883,700        2,379,200       4,505,900      4,520,300      2,853,900
General and administrative
  expenses......................     1,039,000        1,138,300       3,274,000      3,244,900      2,323,800
Net income from operations......     1,844,700        1,240,900       1,231,900      1,275,400        530,100
Interest expense................       280,100          622,800         902,600      1,040,100        677,700
Interest income.................        69,600           91,500         202,900        211,800         58,300
Other income....................            --               --              --             --         90,100
Net income (loss) before income
  taxes.........................     1,634,200          709,600         532,200        447,100            800
Provision for income taxes......       581,700           70,000          57,500             --             --
Extraordinary loss from early
  extinguishment of debt........       248,200               --          69,500             --             --
                                    ----------       ----------     -----------     ----------     ----------
Net income (loss)...............    $  804,300       $  639,600     $   405,200     $  447,100     $      800
                                    ==========       ==========     ===========     ==========     ==========
Net income (loss) per common
  share basic(1)................    $     0.22       $     0.57     $      0.22     $     0.40     $     0.00
                                    ==========       ==========     ===========     ==========     ==========
Weighted average number of
  shares outstanding basic(1)...     3,577,593        1,131,344       1,833,340      1,131,344      1,131,344
                                    ==========       ==========     ===========     ==========     ==========
Net income (loss) per common
  share diluted(1)..............    $     0.17       $     0.35     $      0.17     $     0.25     $     0.00
                                    ==========       ==========     ===========     ==========     ==========
Weighted average number of
  shares outstanding
  diluted(1)....................     4,762,511        1,821,800       2,434,017      1,821,800      1,821,800
                                    ==========       ==========     ===========     ==========     ==========

                                                                      JUNE 30, 1999
                                                              ------------------------------
                                                                 ACTUAL       AS ADJUSTED(2)
                                                              ------------    --------------
BALANCE SHEET DATA:
Liquidity capital (deficit)(3)..............................  $ (5,900,000)    $  (120,487)
Total assets................................................   (26,086,300)     35,245,813
Notes payable(4)............................................    (2,422,700)      5,802,702
Line of credit(4)...........................................       850,000         850,000
Accrued interest(4).........................................       596,000         596,000
Shareholder loan and note payable(4)........................       450,000         450,000
Retained earnings(2)........................................       624,900         444,900
Shareholders' equity........................................    11,596,700      17,376,213


---------------
(1) See Note 2 of Notes to Consolidated Financial Statements for information regarding the calculation of net income (loss) per share.


(2) The "As Adjusted" column reflects the conversion of the $1,000,000 of Debentures into shares of common stock, as well as the related write-off of the original issue discount associated with the initial sale of such securities. The resulting adjustment to retained earnings (accumulated deficit) reflects the write-off of the discounts associated with the early extinguishment of such debt. The "As Adjusted" column reflects the sale of 175,000 shares of common stock in June 1999 to four of the Debenture holders and 500,000 shares of common stock to Gontard & MetallBank AG. The "As Adjusted" column reflects $1,200,000 proceeds from a secured loan from VMR, and $1,000,000 of loan principal being repaid. The "As Adjusted" also includes proceeds of $4,000,000 from the bridge financing with Hudson Investors, LLC. Finally, the "As Adjusted" column reflects the exercise of all the Warrants and $2,259,513 in proceeds from their exercise.


(3) Represents (i) cash and cash equivalents plus accounts receivables (net), and the amount due from officer, less (ii) accounts payable, accrued expenses and other liabilities, deferred revenue, accrued participations, notes payable, shareholder loan and note payable, and accrued interest.

(4) See Notes 5, 7, and 8 of Notes to Consolidated Financial Statements.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to factors discussed under "Risk Factors," "Business" and elsewhere in this prospectus.

OVERVIEW

     We derive substantially all of our revenues from production fees earned in connection with our original programming, distribution fees from the licensing of programming acquired from others, and the licensing of our original programming. We were incorporated in February 1995 and began operations in March 1995.

     We are engaged in developing concepts and acquiring literary and other story properties, the most promising of which serve as the basis for our series, pilot films, or made-for-television features. If a script is accepted for production as a television feature or pilot, or if a pilot is accepted for production as a series, we and the network or distributor negotiate a license fee or distribution advance. This fee is a flat sum payment through which we generally attempt to cover a significant portion of our production costs and overhead. If programming is produced for an entity like PBS, which does not pay significant license fees or distribution advances (and in fact, may not pay any fee), we attempt to provide corporate sponsors or agreements for the license of ancillary rights such as foreign or home video distribution.

     With respect to series for the networks or pay cable channels, we generally attempt to negotiate significant license fees for both series and movies of the week. In many cases, we may invest additional sums in excess of network license fees to produce the best possible made-for-television features, as such features are an essential sales tool in gaining network acceptance of a proposed series, if applicable. In these cases, we will attempt to cover the excess of production costs from working capital, third-party financing, sales of the episodes in the foreign marketplace, or a combination of these financing techniques. Where necessary or desirable, we may seek to obtain funding in excess of network license fees from a studio or a third party who will provide such financing in return for a share of the profits from the syndication of such programming. Similarly, for television series, we may invest amounts in excess of network license fees in order to gain audience acceptance for the series and to enhance the potential value of future syndication rights.

     We recognize revenues from licensing agreements covering entertainment product when the product is available to the licensee for telecast, exhibition or distribution, and other conditions of the licensing agreements have been met in accordance with Statement of Financial Accounting Standards ("SFAS") No. 53 "Financial Reporting by Producers and Distributors of Motion Picture Films."

     As required by SFAS No. 53, we value our film cost at the lower of unamortized cost or net realizable value on an individual title basis. Film costs represent those costs incurred in the development, production and distribution of television projects. These costs have been capitalized in accordance with SFAS No. 53. Amortization of film cost is charged to expense and third party participations are accrued using the individual film forecast method whereby expense is recognized in the proportion that current year revenues bear to an estimate of ultimate revenue. We anticipate that a majority of our production or acquisition costs for our projects will be amortized within three years from the completion or acquisition of such project, with the balance amortized over an additional two years.

     Our trade receivables historically increase as revenue increases. We, in accordance with SFAS No. 5, record an allowance for doubtful accounts based, in part, on historical bad debt experience. In 1998, the Company recorded $664,000 as an allowance for doubtful accounts. In 1997, the Company recorded $1,115,600 as an allowance for doubtful accounts. Typically, when we make a sale of a product, the purchaser of such product agrees to a payment schedule, usually based upon a time table which is either tied to milestones in the development of the product or the time period of the contract. If customers fail to make scheduled payments, our license agreements provide that we can repossess and resell such product. Because these payments often are spread out over a period of time, up to two years, the payments to be made in the future are recorded as discounted trade receivables. As sales increase, our trade receivables balance will increase accordingly. We believe we have adequate resources to collect our trade receivables.


     As of August 20, 1999, the Company was in technical default in respect of obligations aggregating approximately $349,900, exclusive of interest. We believe that we will cure such defaults by the end of August 1999 through additional bridge financings. We cannot provide any assurances, however, that such financings will be consummated.


RESULTS OF OPERATIONS


     The six months ended June 30, 1999 versus the six months ended June 30, 1998.



     For the six months ended June 30, 1999, the Company reported net income of approximately $804,300 on total revenues of approximately $7,019,900 compared to net income of approximately $639,600 on total revenues of approximately $3,215,900 for the same period ended June 30, 1998. Net income increased by approximately $164,700 for the six months ended June 30, 1999, versus the six months ended June 30, 1998, primarily due to the sale of certain rights of a library of twenty-eight movie of the week titles. Revenue for the period ended June 30, 1999 included approximately $3,300,000 on the sale of certain European broadcast rights for twenty movies of the week included in the acquired library.



     Cost relating to revenues was $4,136,200 for the six months ended June 30, 1999 as compared to $836,700 for the six months ended June 30, 1998. The costs relate to amortization of production costs of television programming for which revenue was recognized during the period. Gross profit margin on sales of television programming for the six months ended June 30, 1999 was 41 percent compared to 74 percent for the period ended June 30, 1998. The lower gross profit margin for the six months ended June 30, 1999 was due to the Company selling more expensive television drama programming produced and owned by the Company and its partners as opposed to distributing reality based programming and programming previously produced and acquired by the Company in the six months ended June 30, 1998. Included in cost of sales for 1999 is a charge of approximately $450,000 as the Company wrote off development costs incurred on a project which has been in development since 1995.



     General and administrative expense is $1,039,000 for the six months ended June 30, 1999 compared to $1,138,300 for the same period in 1998. Due to the Company's increased activities related to film production, approximately $1,185,000 of overhead was capitalized to film production costs for the six months ended June 30, 1999 in accordance with SFAS No. 53. Before the effect of the capitalization of overhead, the 1999 general and administrative costs increased $315,000 due to consulting fees and the remaining increase is due to additional staff primarily in production and development.



     The Company also incurred an extraordinary loss of $248,200 related to the conversion of $850,000 in debt to common stock.



     Interest expense was $280,100 for the six months ended June 30, 1999, as compared to $622,800 for the six months ended June 30, 1998. The decrease is due to the retirement of debt.



     Receivables at June 30, 1999 were $7,481,600, all of which are from entities domiciled outside the United States. These receivables represent approximately 29% of the total assets of the Company.


     Year ended December 31, 1998 versus year ended December 31, 1997. Revenues for the year ended December 31, 1998 of $13,581,900 were comprised of approximately $6,672,700 on sales and availability for Total Recall 2070 produced by us and Alliance/Atlantis, approximately $2,755,300 for the sale of a movie of the week produced by us, "Earthquake in New York" to Fox Family Channel, approximately $1,527,900 on sales for our reality based series "Amazing Tails", approximately $882,000 on sales of satellite rights of the Australian television series "Water Rats", and approximately $1,744,000 on sales of other library product acquired by us. For the year ended December 31, 1998, approximately 26 percent of revenues were attributable to sales to customers outside North America, i.e. United States and Canada. Revenues for the year ended December 31, 1997, were comprised of approximately $1,975,500 on sales of our reality based series "Amazing Tails", approximately $1,250,000 on sales of "Water Rats", approximately $2,460,000 on sales of movies acquired by us and approximately $1,190,100 on sales of other reality based programming acquired by us. For the year ended December 31, 1997, approximately 80 percent of revenues were attributable to sales to customers outside North America. Within the foreign market, allocations among the four principal geographic regions in which we do business, Europe, Asia and Australia, South America and Africa, vary from period to period. The variations in revenues relate to the type of product being offered, as well as local economic trends and conditions, and the emergence of multiple broadcasting channels in the applicable territory. See Note 9 to the Consolidated Financial Statements for a breakdown of the geographic distribution of sales of our product.

     Cost of revenues was $9,076,000 for the year ended December 31, 1998 as compared to $2,355,300 for the year ended December 31, 1997. The costs primarily relate to amortization of production costs of television programming for which revenue was recognized during the respective period. Cost of revenues increased due to the increase in revenues.

     Gross profit margin on sales of television programming for the year ended December 31, 1998 was 33 percent compared to 66 percent for the period ended December 31, 1997. The lower gross profit margin for the year ended December 31, 1998 was due to our producing and selling original programming as opposed to primarily selling previously produced programming. We co-produced our first drama series Total Recall 2070 with Alliance/Atlantis. Production of drama series such as Total Recall 2070 are more expensive than the reality based programming we had produced and acquired in 1997. Original programming generally has higher amortization rates in its initial cycle until it demonstrates audience acceptance. However, a successful drama series will be worth substantially more than reality based programming in ancillary markets.

     General and administrative expenses were approximately $3,274,000 for the year ended December 31, 1998 as compared to $3,244,900 for the year ended December 31, 1997. Included in general and administrative expenses was $664,000 as an allowance for doubtful accounts for the year ended December 31, 1998 compared to $1,115,600 for the year ended December 31, 1997. Subtracting the effect from the allowance of doubtful, general and administrative expenses was $2,610,000 for the year ended December 31, 1998 compared to $2,129,300 for the year ended December 31,1997. The increase is primarily due to additional staff hired in 1998 to focus on development of new television programming.

     Interest expense was $902,600 for the year ended December 31, 1998, as compared to $1,040,100 for the year ended December 31, 1997. The decrease is due to the retirement of debt from the proceeds of our initial public offering.

     Interest income was $202,900 for the year ended December 31, 1998 as compared to $211,800 for the year ended December 31, 1997.

     Earnings before extraordinary items increased $27,600 to $474,700 for the year ended December 31, 1998 as compared to $447,100 for the year ended December 31, 1997. The increase is attributable to an increase in sales as discussed above.

     All $4,736,700 included in receivables as of December 31, 1998, are due from entities domiciled outside the United States. These receivables represent approximately 28 percent of our total assets. We have established $337,000 as an allowance for doubtful accounts as of December 31, 1998. We believe the allowance for doubtful accounts is adequate and we have adequate resources to collect our trade receivables.

LIQUIDITY AND CAPITAL RESOURCES


     The entertainment industry is highly capital intensive. As of June 30, 1999, we had retained earnings of $624,900 and a liquidity deficit of ($5,900,000). Liquidity deficit is defined as:


     - cash and cash equivalents plus accounts receivable (net), and the amount due from officer, less

     - accounts payable, accrued expenses and other liabilities, deferred revenue, accrued participations, notes payable, shareholder loan and note payable, and accrued interest.

     We continue to finance our operations from our own sales and production activities, notes payables, lines of credit and loans from our shareholders. Despite our public offering on July 29, 1998, our operations have been hurt by ongoing capital shortages caused by a slowness in collecting receivables and the inability to complete a long term banking relationship. We continue to address our capital requirements by:

     - selling $1,850,000 in convertible debt, as well as $700,000 in equity to certain of the holders of such debt;


     - entering into a letter of intent to complete, on a "best-efforts" basis, an offering of our common stock on Germany's Deutsche Borse; and



     - seeking other financing as a bridge to the German offering.



     In April we announced that we were seeking at least $4,000,000 of interim financing before completion of the German offering. Between June and July, we raised $1,550,000, including $1,200,000 pursuant to a secured loan from VMR. On August 5, 1999, we completed a $4,000,000 bridge financing with Hudson Investors, LLC. The note matures on November 30, 2002, however it can be converted to equity any time after November 30, 1999. The note accrues interest at 12% per year. Hudson Investors, LLC also received 340,000 warrants as part of the financing. From the proceeds of the financings, we repaid $1,000,000 of the VMR secured loan.



     Although the $4,000,000 raised addressed certain critical capital requirements, in light of the anticipated closing date of the German offering, Gontard & MetallBank AG has agreed, subject to certain conditions, to invest up to $6,000,000 in us, $2,000,000 of which was completed on August 5, 1999 by virtue of the sale of 500,000 shares of our common stock.



     As of August 20, 1999, we had cash and accounts receivable due to be collected within one year of approximately $6,470,000. As of August 20, 1999 we had indebtedness and related accrued interest of $8,453,680, including notes payable of $6,557,680, all of which matures within one year, accrued interest of $596,000, $850,000 outstanding on a revolving line of credit and $450,000 outstanding on a shareholder loan. Included is $349,900 of notes which have matured and are currently in default. We are currently negotiating with these noteholders and have not yet received any written action regarding the defaults under these notes. We believe, however, that we will be able to cure these defaults by either converting the notes to equity or repaying them. No assurances can be given that we will be able to effectuate any of the foregoing alternatives, or that if we seek to extend such obligations or refinance them, that such extensions or refinancing alternatives will be on terms which are financially advantageous to us.



     As we continue to pursue and work toward financing alternatives and search for additional capital as described above, we also continue to explore a variety of other financial alternatives to increase our working capital, including increasing the Company's line of credit with a commercial bank, or pursuing other types of debt or equity financing. No assurance can be given that such financing can ultimately be obtained or that it will be on reasonably attractive terms.



     Assuming the foregoing defaults are cured, we believe that without the German offering but solely with our current resources of cash, accounts receivable, available credit line, and our recent financings, we will be able to operate at current expenditure levels through December 31, 1999. We further believe that our projected cash flow from operations, with contemplated sales of certain acquired programming and collections from those sales, will be sufficient to permit the Company to conduct its operations as contemplated through March 31, 2000. Our belief is based upon certain assumptions regarding the anticipated level of operations and overhead, the anticipated sales of certain acquired programming, and anticipated expenditures required for development and production of programming. If sales do not materialize and financing is not completed by these dates, we will have to limit our development and production activities, reduce our overhead spending, restructure debt pay outs and take other cost reduction measures. Further, even with if we successfully raise additional financing, there is no assurance that we will continue to be profitable or maintain positive cash flow.

RECENT ACCOUNTING PRONOUNCEMENTS

     In April 1998, Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") was issued. SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. We have adopted this SOP and the adoption of this statement did not materially effect our financial statements.


     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal year beginning after June 15, 2000. We anticipate that due to our limited use of derivative instruments, the adoption of SFAS No. 133 will not have a material effect on our financial statements.


     In October 1998, the FASB released an exposure draft of the proposed statement on "Rescission of FASB Statement No. 53, Financial Reporting by Producers and Distributors of Motion Picture Films." An entity that previously was subject to the requirements of SFAS No. 53 would follow the guidance in a proposed Statement of Position, "Accounting by Producers and Distributors of Films." This proposed Statement of Position effects financial statements for fiscal years beginning after December 15, 1999 and could have a significant impact on our results of operations and financial position depending on its final outcome. We have not concluded on its impact given the preliminary stages of the proposed Statement of Position.

YEAR 2000 COMPLIANCE

     As has been widely reported, many computer systems process dates based on two digits for the year of a transaction and are unable to process dates in the year 2000 and beyond. Since our formation in 1995, we have installed new information systems which are year 2000 compliant. Although we do not expect year 2000 to have a material adverse effect on our internal operations, it is possible that year 2000 problems could have a significant adverse effect on our suppliers and their ability to service us and to accurately process payments received.

                                    BUSINESS

OVERVIEW

OUR HISTORY

     We were formed in February 1995. We have focused our efforts on the development, production and distribution of a variety of television programming, including series, specials and made-for-television movies for exploitation in the domestic and international television market. We derive substantially all of our revenues from production fees earned from our original productions, distribution fees from the exploitation of product acquired from others, and the exploitation of our owned programming.

     Our production activities have focused on (i) family programming produced for U.S. cable and network television channels such as The Discovery Channel, The Family Channel, USA Network, and the Public Broadcasting System ("PBS"), and
(ii) "how-to" instructional series, such as "Simply Style," a 60-episode series which debuted during the third quarter of 1995 on The Learning Channel. In addition, we co-developed and co-produced a reality based five-day per week ("strip") syndicated series, called "Strange Universe," with United/Chris-Craft television stations and Rysher Entertainment. This series, which aired on United/Chris-Craft stations, involved the production of 130 episodes over its two, thirteen week commitments. We have also completed the production of a series of 48 half hour episodes entitled "Amazing Tails," a reality based series focusing on extraordinary pets, which has been financed in conjunction with Friskies Pet Foods, a division of Nestles Food, and advertising leader The Interpublic Group of Companies ("Interpublic"). All episodes of Amazing Tales have been produced and delivered, and the series is currently airing on Discovery Communications' Animal Planet.

     In March 1999 our co-production of 22 episodes of a television series based on the hit movie "Total Recall" began to air on Showtime Networks. Original episodes are still airing. We are waiting for Showtime's decision as to whether to order a second series. We maintain a dramatic development and production department which is developing and will produce movies-of-the-week and drama series for exhibition on network television, cable or ad hoc networks of independent stations which sometimes form to air special programming. We also maintain an international sales force and currently have distribution rights to approximately 335 half-hours of family and documentary series and specials, and 190 hours of dramatic series and films. We are also developing a wide variety of family, dramatic, reality-based and children's programing.

STRATEGY

     The global television market has experienced substantial growth since 1985 and we believe this market will continue to experience substantial growth during the foreseeable future as foreign state television monopolies end and commercial broadcast outlets expand to provide increasingly varied and specialized content to consumers throughout the world. In the U.S. alone, there have been numerous new television channels which have commenced operation since 1985. Such growth has led to the development and commercialization of specialized cable and satellite channels and distribution outlets, which, in turn, has led to increased demand for top quality and cost efficient programming in many categories and subjects. Europe, Latin America and the Pacific Rim are all experiencing similar growth with respect to satellite and cable channels.

     Although we have been significantly impacted by recurring cash flow problems, our operating strategy is to fulfill the demand for programming by:
(i) expanding the activities of our three operating departments, development and production, distribution and licensing and merchandising and direct-marketing;
(ii) implementing strategic acquisitions of film, television and video libraries and smaller production companies; and (iii) entering into joint ventures with, or acquisitions of, unaffiliated third parties, with the intention that such acquisitions or joint ventures would lower our financial risk should we expand, as anticipated, into related activities, such as direct marketing and interactive programming. We intend, subject to financing, to acquire, co-produce and co-finance other series, movies and specials from third party producers in order to increase our programming library and self distribute such product on a worldwide basis.

     We believe that there are unique business opportunities to acquire other emerging companies, as well as more established production and distribution entities, which are engaged in programming development, production, distribution (including the dissemination of product on and through the Internet) and other related media investments. While the number of distribution channels has been increasing, we believe there are economic incentives, including economies of scale and depth of financial and programming capability, for programmers and distribution entities to consolidate. No assurance can be given that we will be successful in obtaining the financing necessary for these acquisitions or that, if consummated, such acquisitions would prove financially successful. In addition, a significant acquisition of product or another company could require us to obtain financing for such acquisition. No assurance can be given that such financing will be available at all, or that if available it will be on terms that are favorable to us.

OPERATIONS

     We currently operate three principal departments: (i) development and production; (ii) distribution; and (iii) licensing, merchandising, and direct-marketing.

PRODUCTION

     The production of television programming involves:

     - the development of a creative concept into a television script or teleplay;

     - the selection of talent (including actors, directors, and other creative personnel); and

     - the filming, technical, and post-production work necessary to create a finished product ready for exhibition.

     Such programming is generally produced for initial prime-time exhibition on one of the major U.S. networks, which include CBS, NBC, ABC and Fox. Such programming may also be produced for new networks such as the United Paramount Network and the Warner Bros.'s "WB" Network, first-run pay television exhibition or directly for syndication (i.e., independent or non-network) television, including PBS, as well as numerous basic and pay cable channels or services, including HBO, Showtime, the Disney Channel, The Learning Channel, The Discovery Channel, Arts and Entertainment Network and the History Channel.

     We are engaged in developing concepts and acquiring literary and other story properties, the most promising of which serve as the basis for the production of series, pilot films, or made-for-television features. Once an idea has been commissioned by us, it is presented to a network or other distributor for acceptance. If a script is accepted for production as a television feature or pilot, or if a pilot is accepted for production as a series, we negotiate a license fee or distribution advance with the network or distributor. This fee is a flat sum payment through which we generally attempt to cover a significant portion of our production costs and overhead.

     Entertainment companies in general attempt to finance the development costs for television programming from their working capital and seek to cover a substantial portion of their production costs, including overhead, through license fees. If programming is produced for an entity like PBS, which does not pay significant license fees or distribution advances (and in many instances, may not pay any fee), we attempt to provide corporate sponsors or agreements for the license of ancillary rights such as foreign or home video distribution. Even without a fee or advance, we believe that we can defray a significant portion of the production costs of PBS programming using these alternative financing methods, thus availing ourselves of the key demographics of PBS viewership, particularly in children's programming.

     With respect to series for the networks or pay cable channels, we generally attempt to negotiate significant license fees for both series and movies of the week. In many cases, we may invest additional sums in excess of network license fees to produce the best possible made-for-television feature, as such features are an essential sales tool in gaining network acceptance of a projected series, if applicable. In these cases, we attempt to cover the excess of production costs from working capital, third-party financing, sales of the episodes in the foreign marketplace, or a combination of these financing techniques. Where necessary or desirable, we may seek to obtain funding in excess of network license fees from a studio or a third party who will provide such financing in return for a share of the profits from the syndication of such programming. Similarly, for television series, we may invest amounts in excess of network license fees in order to gain audience acceptance for the series and to enhance the potential value of future syndication rights.

     There can be no assurance, however, that once we commit to fund production of a series licensed to a network, the network will order and exhibit sufficient episodes to enable us to syndicate the series. Typically, at least 65 episodes of a series must be produced for it to be "stripped" or syndicated in the daily re-run market. Generally, networks can cancel a series at stated intervals and, accordingly, do not commit in advance to exhibit a series for more than a limited period. If a series is canceled (or not carried for the period necessary to create enough episodes for syndication purposes), there is a significant chance that the production costs of the project will not be fully recovered. Similar risks apply even if the series is produced for a non-network medium. We believe, however, that foreign pre-sales and international co-production opportunities will provide sufficient options to obtain production financing and additional revenue potential. Moreover, basic cable channels continue to provide outlets for series of between 13 to 26 episodes per season. We intend to focus our production activity in the following areas or genres: Movies of the Week and Mini-Series; Drama Series and Reality Series. It is our intention to expand the production of dramatic programming, over the next 24 months. Such programming, if any, will be licensed in foreign markets through our sales personnel where we do not have foreign partners.

     We acquired the rights to produce a weekly dramatic television series based on the motion picture "Total Recall," which generated over $320 million in world-wide box office receipts in 1990. We entered into an agreement with Alliance Atlantis, a leading Canadian production company, pursuant to which Alliance is co-producing and co-financing the initial 22 episodes of the series with us. We also entered into an agreement with PolyGram, pursuant to which PolyGram co-financed and acquired television distribution rights to the series in the U.S. The domestic deal with PolyGram includes a 22 episode commitment in exchange for a license fee and a percentage of the net profits of the series. PolyGram sold the series, entitled Total Recall 2070, to the U.S. pay television network, Showtime Network, where it debuted in March 1999. "First run" domestic syndication is being handled by PolyGram for airing to begin in January 2000. Miramax, which acquired the theatrical sequel rights to "Total Recall," has also acquired worldwide (other than Canada, Japan and Spain) home video rights to the series from us. Based upon our initial sales of the series with Polygram, Miramax and various international broadcasters, the financial conditions contained in the co-production agreement with Alliance Atlantis have been satisfied. By co-producing the series with Alliance Atlantis, the series qualifies for certain Canadian co-production and tax benefits. The proceeds from all distribution of the series, after recoupment of production costs, will be allocated 40% to us and 60% to Alliance. As part of the co-production agreement, we are to assign our license agreements to the co-production and pay over to the production account all deposits we have received to date.

     As of the date hereto, television and home video sales of approximately $15 million have been made with respect to Total Recall 2070 for the U.S. (Polygram), all of Asia and the Middle East, and parts of Europe, Latin America and Canada. Still remaining for licensing, among other areas, are many of the European territories, and parts of Latin America.

     We have entered into agreements with the Family Channel for the development of two movies of the week. The first, Earthquake in New York is a story about an earthquake in New York City. The production was financed by the Family Channel. We have received our executive producing fee. Earthquake in New York aired on the Family Channel in October 1998. The second movie of the week, Down Fall, is about an avalanche at an exclusive ski resort. The script for Down Fall which has already been written, was paid for by the Family Channel. No funds have been advanced for the Down Fall production as of this date.

     The acquisition of the one hour dramatic series Water Rats, a high suspense police action drama set in Sydney, Australia (116 episodes delivered for the first four seasons), and the one hour dramatic series Cover Story,which takes place on the set of a television entertainment magazine program (26 episodes delivered), both of which were acquired from the Australian production company Southern Star, are examples of our strategy to acquire programming from third parties. We have the rights for distribution in all Latin American countries, including Mexico and Puerto Rico, and have cumulative sales of approximately $700,000 for Mexican broadcast television and pan-Latin American satellite broadcast television with the majority of terrestrial broadcast rights remaining available for sale.

     We have also acquired Latin American home video and television distribution rights to 78 hours of dramatic films from Beyond Distribution PTY Ltd., a leading Australian production company. Its acquisition brings the total hours of dramatic programming licensed by us in Latin America to 220.


     We have received a firm commitment from Discovery Channel's Animal Planet for the initial production of 13 one-hour episodes of The Call of the Wild, based on Jack London's classic novel. The series began production in July 1999 with our Canadian production partner. Delivery of the series is expected to take place from December 1999 through February 2000.



     On June 25, 1999, we purchased from Film Libraries, Inc., a library of 28 made for television movies for a total purchase price of $2,200,000, $1,200,000 payable in cash and $1,000,000 payable in our common stock. Of the purchase price, $200,000 in cash and $100,000 in our common stock are payable to 2 individuals as commissions. On June 28, 1999, we entered into a five year license for 20 of the made for television movies with Renown Pictures, Ltd., a UK based company. For the license, we will receive $3,300,000, $400,000 received in August 1999 and the remainder payable in 4 equal payments of $725,000 on September 30, 1999, December 30, 1999, March 30, 2000 and June 30, 2000.



     LIVE ACTION AND ANIMATED CHILDREN'S PROGRAMMING. To take advantage of what we believe is a significant television market for children's programming, we intend to develop and produce inventive and original shows, including both animated series and live-action series.


     NON-FICTION/LIGHT ENTERTAINMENT PROGRAMMING. With the rapid expansion of national cable and network programming outlets, consumer demand for non-fiction, reality based "docudrama" programming has increased. Channels such as Fox, the United Paramount Network, the Warners' Brothers Network, TBS, The Discovery Channel, The Learning Channel and Lifetime have found quality non-fiction programming to be a mainstay of their programming portfolio. We intend to capitalize upon the programming expertise developed by management prior to our formation.


     We have an extensive slate of series which are currently being sold in the international marketplace. Such programs include Strange Universe, a 130 half-hour five day per week ("strip") syndicated series which was produced in association with United/Chris-Craft television stations and Rysher Entertainment. Amazing Tails, a weekly series of 48 half hours featuring people and their pets, was initially financed by a presale for approximately $1,441,700 to Interpublic for domestic distribution and broadcast.


     Current co-productions include America's Scenic Railway Journeys, a six hour documentary mini-series devoted to famous railway journeys. We have co-produced this series with Oregon Public Television for the PBS Network and have paid Oregon Public Television an advance for the international distribution rights to the mini-series.

DISTRIBUTION

     An active part of our business is the presentation of our own product as well as product acquired from third-party producers to the international marketplace. Our current library includes 335 half hours of reality based series, mini-series and specials and 190 hours of dramatic series and film programming. This includes drama and non-fiction programming as well as movies of the week, and children's animation. With the rapid increase of networks and channels, there is an expanding demand for top-quality programming. To access these markets, our distribution personnel attend such major international trade shows as MIPCOM-TV, MIP-TV and NATPE.

     In territories such as Latin America, we use subdistributors who have better connections and access to the purchasers in those regions.

     In addition, we have an active "format" business overseas, where we represent and "reformat" successful foreign shows for the domestic marketplace and vice versa. We also currently represent several other custom formats which are under consideration in numerous territories.

LICENSING, MERCHANDISING AND DIRECT MARKETING

     Our strategic objectives encompass the exploitation of additional revenue streams through licensing and merchandising efforts. We hope to generate new profit centers from toy, publishing, CD-ROM, housewares, stationary, video, apparel, and other product category licenses. Although no assurance can be given that this strategy can be successfully implemented, the Company and Alliance Atlantis, the co-producer of Total Recall 2070, have begun to focus on the marketing and merchandising rights that are available with respect to the Total Recall 2070 series. The financial importance of these rights will likely be impacted by the decision to renew for a second season.

     We also intend to focus on certain types of instructional or "how to" programming that can be translated into direct marketing opportunities. By their design, aspects of each how to, or instructional program can be extended into a continuity club, infomercial, and retail products. For example, should we have sufficient financing, we intend to develop from the series Amazing Tails a pet "fan" club, with commercial tie-ins with its sponsors.

COMPETITION

     The entertainment industry is highly competitive. We compete with, and will compete with, many organizations, including major film studios, independent production companies, individual producers and others, including networks, who are seeking the rights to attractive literary properties, the services of creative and technical personnel, the financing for production of film and television projects and favorable arrangements for the distribution of completed films. Many of our present and future competitors are organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating history than us. Moreover, the entertainment industry is currently evolving into an industry in which certain multinational, multi-media entities, including Viacom/Paramount Pictures, The News Corporation/Twentieth Century Fox, The Walt Disney Company/Cap Cities-ABC, Time Warner/Turner Broadcasting and Westinghouse/CBS are anticipated to be in a position, by virtue of their control over key film, magazine, and/or television content and their control of key network and cable outlets, to dominate certain communications industries activities. These competitors have numerous competitive advantages, including the ability to acquire and attract superior properties, personnel, actors and/or celebrity hosts and financing.

EMPLOYEES

     We currently employ 13 full-time employees, six of whom are members of senior management. From time to time, as projects go into production, temporary employees are also employed by us.

DIVIDENDS

     We currently intend to retain all earnings and thus will not be issuing dividends. Moreover, certain of our notes restrict our ability to pay dividends, and we anticipate similar prohibitions if we obtain a regular commercial line of credit.

DESCRIPTION OF PROPERTY

     We currently rent office space at 12300 Wilshire Boulevard, Los Angeles, California from an unaffiliated third party, pursuant to a 36 month lease that began on May 15, 1995 and was extended for an additional 12 months. The lease terminated on May 14, 1999; however, we continue to be involved in discussions to extend the lease. We continue to rent the space, which is approximately 4,700 square feet, on a month to month basis, at a monthly rate of $2.35 per square foot. We believe that our current offices are adequate for our requirements, and that additional space, if required, is available throughout the Los Angeles area at commercially reasonable rates.

LEGAL PROCEEDINGS


     In January 1999, we were served with a complaint in a matter styled Mel Giniger & Associates vs. Team Communications Group, Inc. et al filed in the Superior Court of the County of Los Angeles. In the complaint, the Plaintiff, an individual who served as a sales agent for us, alleges that he is owed commissions for sales of certain of our programming and that we have failed to pay in full the amounts Plaintiff alleges are owed to him. The complaint seeks damages for breach of contract, services rendered, account stated and for payment of value for services rendered. We have filed an answer in this action, and intend to vigorously defend ourselves. The Plaintiff recently obtained a writ of attachment in the amount of $100,000 and we have posted a bond with the Superior Court of the County of Los Angeles with respect to this obligation.


     In March 1999, we were served with notice of a Demand for Arbitration in a matter styled Venture Management Consultant, LLC and TEAM Communications Group, Inc. et al. with the American Arbitration Association. The demand stems from a dispute between the parties concerning a consulting agreement to provide investment banking services. We have filed an answer in this action, and intend to vigorously defend ourselves.

     At this time, the outcome of any of the above matters cannot be determined with any certainty.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company.

           NAME              AGE                           POSITION
           ----              ---                           --------
                                   Chairman of the Board, Chief Executive Officer and
Drew S. Levin..............  45    Director
Jonathan D. Shapiro........  43    President, Chief Operating Officer and Director
Eric Elias.................  44    Senior Vice President, Business and Legal Affairs
Timothy A. Hill............  33    Senior Vice President, Chief Financial Officer, Secretary
Declan O'Brien.............  33    Senior Vice President, Development
W. Russell Barry(1)(2).....  63    Director
Michael Jay
  Solomon(1)(2)............  61    Director

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Drew S. Levin has been our President, Chief Executive Officer and Chairman of the Board of since we were formed in 1995. With the hiring of Mr. Shapiro, Mr. Levin relinquished the title of President. From 1987 through 1994, Mr. Levin was President of DSL Productions, Inc. ("DSP"), a privately held company that was sold to The Producer's Entertainment Group, Inc. ("TPEG") in 1994. Through February 1995, he continued to act as president of DSP, which operated as a subsidiary of TPEG. Mr. Levin has produced and co-produced hundreds of hours of programming, including "Future Quest," for which Mr. Levin received an Emmy Award, "Hollywood Stuntmakers," "FX Masters" and "Forces Beyond" for the Discovery Network. Mr. Levin has extensive experience in international co-productions, including co-producing a domestic and international version of "Top of the Pops" with the British Broadcasting Company for the CBS television network and the Montreux Rock Festival for the Showtime Network.

     Jonathan D. (Jody) Shapiro has been President, Chief Operating Officer and a Director since January 1, 1999. Before joining the Company, Mr. Shapiro was employed at Harmony Holdings Inc., where he was Executive Vice President, as well as President of Harmony Entertainment, Inc., from 1998 to 1999. During 1997, Mr. Shapiro was an independent consultant. From 1993 to December 1996, he was President and Chief Executive Officer of CST Entertainment, Inc., where he executive produced the award winning made for television movie "Wyatt Earp:
Return to Tombstone", as well as other series. From 1990 to 1993, Mr. Shapiro was President of RHI Television Sales (formerly New Line Television Distribution). From 1986 to 1990, he was at Qintex Entertainment, Inc., where he served as both Executive Vice President of Qintex Telecommunications Group and President of Hal Roach Studios Syndication, Inc. Mr. Shapiro began his career at Telepictures Corporation, attaining the position of Senior Vice President of Domestic Television.

     Michael Jay Solomon has been a member of the Board of Directors since August, 1998. Mr. Solomon has over 41 years experience in the entertainment business. In 1978, Mr. Solomon founded Telepictures Corp., serving as its Chairman of the Board and Chief Executive Officer. In 1985, Telepictures Corp. merged with Lorimar Inc., with Mr. Solomon being appointed as the combined companies' President. From 1989 to April 1994, Mr. Solomon was President of Warner Bros. International Television, heading up that company's sales and marketing to television, cable and satellite companies outside of the United States. For the past four years, Mr. Solomon has been Chairman and Chief Executive Officer of Solomon Broadcasting International, a television communications company which he formed in April 1994. In 1997, Mr. Solomon became the U.S. representative of Telefonica, Spain, in its new digital Pay TV, Pay-Per-View and Basic Cable Television System -- Via Digital. Mr. Solomon serves on the Boards of Directors of the International Council of the National Academy of Television Arts and Sciences and the New York University Stern School of Business.

     W. Russell Barry has been a member of the Board of Directors since March 16, 1999. Mr. Barry has more than thirty years experience as a senior management executive in broadcasting, television production, and worldwide distribution. From 1961 to 1976, Mr. Barry worked for CBS and held various sales and management positions including Vice President and General Manager of KNXT (CBS owned station in Los Angeles). In 1976, he joined 20th Century Fox as Vice President Network Sales and subsequently became President of 20th Century Fox Television. Recruited in 1981 by Playboy Enterprises as President of their production company, he negotiated a joint venture with Cablevision and launched the Playboy Channel. From 1983 to 1986, he was President of Taft Entertainment Television. In 1986, he was named President, and then in June of 1995, Chairman of Turner Program Services, the television distribution company for Turner Broadcasting. During those twelve years, his responsibilities included the worldwide marketing and sales of CNN, the MGM library, Hanna Barbera and other Turner programing. Currently, he is a partner in Bandit Films and consults for several companies.

     Eric Elias has served in the capacity as Senior Vice President, Business and Legal Affairs since our formation in 1995. Mr. Elias has previously served as corporate counsel and general manager for a retail and wholesale leisure electronics firm and, for the past twelve years, has been in general private practice of law, providing business and legal affairs services for television production entities similar to the Company.

     Timothy A. Hill has been Senior Vice President, Chief Financial Officer and Secretary since August 18, 1998. Prior to joining the Company, Mr. Hill served as Controller for Spelling Films, Inc. From 1994 to 1996, Mr. Hill was a Manager for Price Waterhouse LLP, where he worked with entertainment, media and communications clients. From 1989 to 1994, he was Manager with Arthur Andersen LLP. Mr. Hill is a certified public accountant. He received a Bachelor's of Science Degree in Accounting from Pepperdine University. Mr. Hill is a member of the American Film Market Association, where he serves as Chairman of the Finance Committee.

     Declan O'Brien has been Senior Vice President, Development since April 13, 1998. For the past 5 years, Mr. O'Brien has worked for several television and motion picture companies located at The Walt Disney Company Studios. From 1996 to 1998, Mr. O'Brien served as Director of Development at Goldenring Productions. Prior to 1996, he was involved in production at Touchstone Pictures. Mr. O'Brien holds a Bachelor of Arts degree from California State University, Pomona, where he was graduated with honors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     In January 1997, CST Entertainment, Inc., a publicly held company primarily involved in the colorization of old "black and white" film material, filed for federal bankruptcy protection in the Southern District of California. From 1993 to December 1996, Mr. Shapiro, our current President, Chief Operating Officer and a director, was president, chief executive officer and a director of CST Entertainment, Inc.

COMPENSATION OF DIRECTORS


     Under the 1996 Directors Plan, which plan has been incorporated into the 1999 Stock Option, Deferred Stock and Restricted Stock Plan, Mr. Solomon and Mr. Barry, who are non-employee directors, each received an option to purchase 30,000 shares of our common stock at the then effective exercise price of $2.50 per share and $2.00 per share, respectively.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL AGREEMENTS

     Drew Levin. We have entered into an employment agreement with Mr. Levin (the "Levin Agreement") providing for his services as President and Chief Executive Officer effective January 1, 1997 through December 31, 2001. With the hiring of Mr. Shapiro, Mr. Levin relinquished the title of President. Pursuant to the Levin Agreement, Mr. Levin will receive a salary of $220,000, plus $145,000 per annum as an advance against a pro-rata portion of producer's fees earned by Mr. Levin (the "Annual Salary"). Producer's fees in excess of $145,000 will be retained by us. Mr. Levin has agreed that any producer's fees relating to Company produced programming shall be allocated to us. Pursuant to the Levin Agreement, Mr. Levin will receive: (i) from 5% to 7.5% of our pre-tax profit beginning in 1997 pursuant to a formula based on specified earnings levels; and
(ii) options to acquire an aggregate of 85,000 shares of our common stock at a per share exercise price equal to the initial public offering price, which options shall be deemed fully vested. The Levin

Agreement also provides that certain unpaid bonus compensation owing to Mr. Levin will be applied to his loan from the Company.

     The Levin Agreement also provides that if Mr. Levin dies or becomes unable to perform his duties, functions and responsibilities for a period of 3 consecutive months or shorter periods aggregating 4 months within any 12 month period, the Company may terminate Mr. Levin, in which case Mr. Levin or his beneficiary shall be entitled to receive all of Mr. Levin's base salary, accrued share of bonus for that fiscal year and thereafter for an additional one year period. If the Company were to terminate Mr. Levin without cause, Mr. Levin would be entitled to receive (i) a lump sum payment equal to the Annual Salary, as well as unpaid vacation pay, unreimbursed business expenses and any other monies payable to Mr. Levin under any employee benefit plan; (ii) the right to obtain a transfer of any life insurance policy existing for the benefit of Mr. Levin; and (iii) one half of the balance of the Annual Salary payable through the end of then current term, as due and scheduled under the Levin Agreement as if Mr. Levin had not been terminated, with a minimum payable of 1 year's Annual Salary and a maximum payable of 2 years' Annual Salary.


     Jonathan D. (Jody) Shapiro. We have entered into an employment agreement with Mr. Shapiro (the "Shapiro Agreement") providing for his services as President and Chief Operating Officer, effective as of November 22, 1998. The term of the Shapiro Agreement commenced January 1, 1999 and continues until December 31, 1999. If during such period Mr. Shapiro is successful in helping the Company to raise a minimum of $3,000,000 in debt or equity financing, the Shapiro Agreement will be extended for an additional 2 years. Mr. Shapiro is to be paid a base salary of $220,000 per year, plus a bonus to be determined by the Compensation Committee of the Board of Directors based upon his performance. In addition, applied against such bonus will be 2% of the gross dollars raised through Mr. Shapiro's efforts and 1% of the Company's post tax profits. Mr. Shapiro's bonus, which shall be paid on a quarterly basis, shall be a minimum of $25,000 for the first year. The minimum bonus shall increase to $30,000 for the second year and $40,000 for the third year. Mr. Shapiro has been granted 90,000 stock options at an exercise price of $1.65 per share, such options to vest ratably over the first 2 years of his employment.



     Timothy A. Hill. We have entered into an employment agreement with Timothy
A. Hill (the "Hill Agreement") providing for his services as Senior Vice President/Chief Financial Officer effective August 17, 1999. The term of the Hill Agreement is for 2 years. Mr. Hill is to be paid a salary of $150,000 for the first year and $175,000 for the second year. Mr. Hill shall be entitled to a minimum annual bonus of $15,000. Mr. Hill is to be granted 40,000 stock options at the exercise price equal to the price of our common stock on the grant date, to vest equally on a monthly basis over the term of the Hill Agreement.


EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to us for the fiscal years ended December 31, 1996, 1997 and 1998 by our Chief Executive Officer (the "Named Executive Officer"):

                           SUMMARY COMPENSATION TABLE

                                                                           STOCK      ALL OTHER
     NAME AND PRINCIPAL POSITION(1)       YEAR     SALARY      BONUS      OPTIONS    COMPENSATION
     ------------------------------       ----    --------    --------    -------    ------------
Drew S. Levin(5)........................  1998    $220,000    $145,000                $13,400(4)
  Chairman of the Board                   1997    $220,000    $145,000
  and Chief Executive Officer             1996    $350,000    $ 45,000(2)   (3)

---------------
(1) Other than salary described herein, the Company did not pay the Named Executive Officer any compensation, including incidental personal benefits in excess of 10% of the Named Executive Officer's salary.

(2) For the fiscal year ended December 31, 1996, Mr. Levin was entitled, pursuant to the terms of his prior agreement, to a bonus equal to certain producer's fees relating to the series Amazing Tails. During such period Mr. Levin received $45,000 and, pursuant to the terms of his new employment agreement (which became effective upon the closing of the public offering in August 1998), has agreed to apply the balance of such accrued but unpaid bonus ($175,000) to repay certain loans made to him by the Company. This amount ($175,000) was reflected in Mr. Levin's compensation for fiscal 1998. Mr. Levin will no longer receive production bonuses. The loan balance is $179,400 as of the date hereof. Such amount is net of amounts owed to Mr. Levin for accrued producer fees and the bonus effective April 1, 1998. See "Certain Relationships and Related Transactions."

(3) Pursuant to the terms of Mr. Levin's restated employment agreement, Mr. Levin was granted options to acquire 85,000 shares of our common stock at $1.00 per share, exercisable upon our initial public offering. These options are fully vested.

(4) Mr. Levin was entitled to receive a car allowance of $1,250 per month for 8 months and $850 per month for 4 months.

(5) For the fiscal year ending December 31, 1998, the Company has granted Mr. Levin a bonus, effective as of April 1, 1998, of $70,000 in respect of his services for 1997. This amount is in addition to his agreed upon contractual compensation. In addition, Mr. Levin received a bonus of $30,000 pursuant to the terms of his employment agreement for the fiscal year ended December 31, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth, as of August 23, 1999, certain information regarding the ownership of common stock by:


     - each person who is known by us to own of record or beneficially more than 5% of the outstanding common stock;

     - each of our directors;

     - each named executive officer; and

     - all directors and executive officers as a group.

     Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.


                                                                AGGREGATE NUMBER     PERCENT OF
                                                              OF SHARES BENEFICIAL     SHARES
                    NAME AND ADDRESS(1)                             OWNED(2)         OUTSTANDING
                    -------------------                       --------------------   -----------
Drew S. Levin(3)............................................        684,123             12.1%
VMR Luxembourg, S.A.(4).....................................        599,879             10.6%
Gontard & Metallbank AG.....................................        500,000              8.9%
Michael Jay Solomon(5)......................................         50,000                *%
W. Russell Barry(6).........................................         30,000                *%
Jonathan D. Shapiro(7)......................................         22,500                *%
Esquire Trade & Finance(8)..................................        296,647              5.3%
Infusion Capital............................................        283,000              5.1%
All officers and directors as a group (8 persons)...........        809,123             14.0%


---------------
 *  Less than 1%

(1) Address is c/o Team Communications Group, Inc., 12300 Wilshire Boulevard, Suite 400, Los Angeles, California 90025.

(2) Gives effect to the anti-dilution provisions of the sale of 2.5% of our common stock from Mr. Drew Levin to Mr. Morris Wolfson, Mr. Abraham Wolfson, Mr. Aaron Wolfson and Wedmore Corporation N.V. and the conversion of the Conversion Note computed on a fully diluted basis.

(3) Includes 249,488 shares which Mr. Joseph Cayre has agreed to transfer to Mr. Levin pursuant to Mr. Levin's arrangements with Mr. Cayre. Mr. Levin has pledged his shares and his options to Mr. Cayre pursuant to Mr. Cayre's loan transaction with the Company. Includes options to acquire 85,000 shares of common stock at an exercise price of $1.00 per share which the Company granted to Mr. Levin concurrently with the execution of his Employment Agreement.

(4) Includes shares issuable pursuant to the terms of a warrant to purchase 100,000 shares of common stock, exercisable at $2.20 per share, which are exercisable within 60 days.

(5) Includes an option to purchase 30,000 shares of common stock at an exercise price $2.50 per share.

(6) Includes an option to purchase 30,000 shares of common stock at an exercise price $2.00 per share.

(7) Pursuant to Mr. Shapiro's employment agreement, he has been granted options to purchase 90,000 shares of common stock at an exercise price of $1.65 per share, of which 22,500 shares are exercisable within 60 days.

(8) Includes shares issuable pursuant to the terms of a warrant to purchase 29,219 shares of common stock, exercisable at $2.16 per share, which are exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SHORT TERM BORROWINGS BY MR. LEVIN; TRANSACTIONS WITH JOSEPH CAYRE; TRANSACTIONS WITH ERIC ELIAS


     Short Term Borrowings by Mr. Levin. The Company has currently due from officer a balance of $179,400. The Company had due from officer balances of $145,400, $195,500 and $11,300 at December 31, 1998, December 31, 1997 and
December 31, 1996, respectively, representing short-term interest free loans made by the Company to Mr. Levin, less producer's fees earned for services on a Company production. At December 31, 1998, December 31, 1997 and December 31, 1996, the amount of such loans owed by Mr. Levin to the Company (which also represents the highest amount borrowed during such periods) was $145,400, $195,500 and $11,300, respectively. As of June 30, 1999, the amount of such loans is $170,400, with a majority of the disinterested members of the Board of Directors having approved the additional $25,000 loan. Such amount is net of amounts owed to Mr. Levin for accrued producer fees and bonus effective April 1, 1998. Borrowings by any officer of the Company require the approval of a majority of the disinterested members of the Board. There is no interest being charged on the amount Mr. Levin owes the Company and there is no interest accruing on the producer fees previously owed by the Company to Mr. Levin.


     Transactions with Joseph Cayre. As of the date hereof, we were indebted to Joseph Cayre, one of our original shareholders, in respect of a loan made in April 1995 in the amount of $500,000 and interest on this loan currently accrues at the prime rate established by Republic National Bank, New York, New York, plus 2% per year. Mr. Cayre has waived the interest that accrued on this loan prior to March 31, 1998. Mr. Cayre's loan is currently secured by Mr. Levin's shares and all of the assets of the Company.


     Mr. Cayre and Mr. Levin agreed that as of the closing of the Company's initial public offering in August 1998, Mr. Cayre would receive payment of $250,000 in respect of the amounts owed to him, and the remaining debt of $500,000 would be extended until August 31,1999. Subject to the foregoing, Mr. Levin and Mr. Cayre also agreed to restructure Mr. Cayre's investment in the Company. Mr. Cayre agreed that upon the closing of the Company's initial public offering, Mr. Cayre's interest in the Company would be reduced to 214,874 shares of common stock by transferring to Mr. Levin 195,774 shares of common stock held by Mr. Cayre. Mr. Cayre entered into a consulting agreement with the Company pursuant to which he was paid $260,000 for his consulting services to the Company through September 30, 1998. In February 1996, in connection with a prior restructuring of this indebtedness, Mr. Cayre received options to purchase 48,743 shares of common stock at a price of $.43 per share, which options are exercisable at the time of the Company's initial public offering.


     Transactions With Eric Elias. Mr. Elias, who serves as Senior Vice President, Business and Legal Affairs, is paid through his private law firm. In 1997 Mr. Elias received approximately $125,000, including expense reimbursements, for such legal services. In 1998, Mr. Elias received approximately $170,000, including expense reimbursements, for such legal services. On June 30, 1997, Mr. Elias was granted an option to purchase 12,500 shares of common stock at the Company's initial public offering price of $5.50 per share.

     We believe that the foregoing transactions were on terms no less favorable to us than those available from unaffiliated parties. It is our current policy that all transactions with officers, directors, 5% shareholders and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested independent directors, and on terms no less favorable to us than could be obtained from unaffiliated parties and are reasonably expected to benefit us.

STOCK OPTION PLANS

     As of May 26, 1999, our Board of Directors approved, and recommended for adoption by the shareholders, who adopted such plan on June 11, 1999, the 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "1999 Stock Plan"). As part of the 1999 Stock Plan, we incorporated into it our 1996 Stock Awards Plan and our 1996 Directors' Stock Option Plan. All outstanding awards under those plans have been converted into equivalent awards under the 1999 Stock Plan. Such awards will continue to have the same terms, conditions and exercise prices as they had under the prior plans.

     The 1999 Stock Plan increases the aggregate number of shares available for the grant of options to an amount equal to 20% of then current outstanding shares of our common stock, such figure to be adjusted as and when we increase our outstanding shares of common stock. The initial number of shares shall be approximately 700,000. The 1999 Stock Plan provides for the grant of qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Code, stock options not so qualified ("NQSOs"), deferred stock and restricted stock awards ("Grants"). The 1999 Stock Plan is administered by a committee of directors appointed by the Board of Directors (the "Committee"). ISOs may be granted to our officers and key employees or any of our subsidiaries. The exercise price for any ISO granted under the 1999 Stock Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10.0% of the outstanding common stock) of the fair market value of the shares of common stock at the time the option is granted. The exercise price for any NQSO granted under the 1999 Stock Plan may not be less than 85.0% of the fair market value of the shares of common stock at the time the option is granted. The purpose of the 1999 Stock Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects us.

     The number of shares reserved for issuance under the 1999 Stock Plan is subject to anti-dilution provisions for stock splits, stock dividends and similar events. If an option granted under the 1999 Stock Plan expires or terminates, or a Grant is forfeited, the shares subject to any unexercised portion of such option or Grant will again become available for the issuance of further options or Grants under the 1999 Stock Plan.

     Under the 1999 Stock Plan, we may make loans available to stock option holders, subject to the Committee's approval, in connection with the exercise of stock options granted under the 1999 Stock Plan. If shares of common stock are pledged as collateral for such indebtedness, such shares may be returned to us in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Grants under the 1999 Stock Plan.


     Unless previously terminated by the Board of Directors, no options or grants may be granted under the 1999 Stock Plan after May 25, 2009.


     Options granted under the 1999 Stock Plan will become exercisable according to the terms of the grant made by the Committee. Grants will be subject to the terms and restrictions of the award made by the Committee. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option or Grant is granted and in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased. Under current law, ISOs may not be granted to any individual who is not also an officer or employee of ours or any of our subsidiaries.

     The exercise price of any option granted under the 1999 Stock Plan is payable in full:

     - in cash;

     - by surrender of shares of our common stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, restricted stock subject to a Grant under the 1999 Stock Plan;

     - by cancellation of indebtedness owed by us to the optionholder;

     - by a full recourse promissory note executed by the optionholder; or

     - by any combination of the foregoing.

The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable Internal Revenue Service or Securities and Exchange Commission regulations or other relevant pronouncements.

     The Board of Directors may from time to time revise or amend the 1999 Stock Plan and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding option or Grant without such participant's consent or may, without shareholder approval, increase the number of shares subject to the 1999 Stock Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Grants under the 1999 Stock Plan, materially increase the benefits accruing to participants under the 1999 Stock Plan or extend the maximum option term under the 1999 Stock Plan.

                              SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to the Selling Shareholders.

     We will not receive any proceeds from the market sales of the Selling Shareholders shares, although we will receive the proceeds from the exercise of the Warrants held by the Selling Shareholders. We are paying all costs and expenses of registering the Selling Shareholders shares. Sales of the Selling Shareholders shares or the potential of such sales could have an adverse effect on the market price of our common stock. See "Risk Factors -- Shares Eligible for Future Sale."

     The Selling Shareholders and the number of shares they each hold are listed below.


                    SELLING SHAREHOLDERS                      SHARES OWNED
                    --------------------                      ------------
Austin Vest Amstolt Blazms..................................      212,960
Esquire Trade & Finance.....................................      296,647
Nesher Inc..................................................       46,323
Amro International..........................................      185,316
VMR Luxembourg, S.A.........................................      599,879
Alan Parnes.................................................        5,000
Arab International Trust Co.................................       10,000
Duck Partners, LP...........................................       20,000
Gary & Paula Wayton.........................................       10,000
Michael Rosenbaum...........................................       20,000
RMK Financial LLC...........................................       15,000
Robert Bain.................................................       20,000
Robert Frankel..............................................        7,470
Roger Triemstra.............................................       10,000
Roland McAbee...............................................        6,400
Swan Alley (Nominees) Limited...............................       20,000
Van Moer Santerre & Cie.....................................       50,000
Mathew & Barbara Geisser....................................        3,204
Central Scale Co............................................        9,613
Vijaya Rani Rekhala/Vijay-Kumar Rekhala, M.D................        6,408
United Congregation Mesorah.................................        6,408
Samuel F. Marinelli.........................................        3,204
Mildred J. Geiss............................................        3,204
Jon G. Kastendieck..........................................        6,408
Cooperative Holding Corporation.............................       12,817
Aaron Wolfson...............................................      110,458
Abraham Wolfson.............................................      104,049
Arielle Wolfson.............................................        6,408
Eli Levitin.................................................       25,730
Morris Wolfson Family Limited Partnership...................      106,185
Levpol......................................................        6,408
Wellington Corporation, N.V.................................        4,272
Crescent Capital Company, LLC...............................        8,544
Arthur Steinberg IRA Rollover...............................        2,136
Robert Steinberg IRA Rollover...............................        2,136
Robert Sam Steinberg -- A Partnership.......................        2,136
Von Graffenried AG..........................................        4,272
Third World Trust Company LTD...............................        4,272

                    SELLING SHAREHOLDERS                      SHARES OWNED
                    --------------------                      ------------
Alpha Ventures..............................................        8,544
Tuch Family Trust...........................................        2,136
Alfred Ross.................................................        4,272
Fred Chanowski..............................................        2,136
Allen Goodman...............................................        4,272
Felix D. Paige..............................................        8,544
Andrew G. Rogal.............................................        4,272
Mark J. Levine..............................................        2,136
Joseph Sullivan.............................................        4,272
Robert Gopen................................................        2,136
Colony Financial Services...................................        2,136
John Carberry...............................................        2,136
Daniel & Thalia Federbush...................................        4,272
Michael S. Berlin, M.D......................................        4,272
Phillip Tewel...............................................       29,191
Joe Cayre...................................................      263,617
South Ferry #2..............................................       29,906
ACA Equities................................................       14,668
D&M Investment Corp.........................................       48,419
Gilbert Karsenty............................................        5,269
Chana Sasha.................................................       20,506
Affida Bank.................................................       60,950
Bill Nesmith................................................          681
Mike Sposato................................................          681
Bob Dorfman.................................................        2,349
Bristol Capital.............................................       20,934
Venture Management Consultants, LLC.........................       20,000
Infusion Capital............................................      283,000
Marathon Consulting.........................................       80,000
Claudio Nessi...............................................       31,000
DMT Technologies............................................       97,000
Premier Acquisition Corp....................................        3,000
Davstar.....................................................       22,718
Century City Securities, Inc. ..............................      100,000
Robert Herskowitz...........................................       10,000
Chase Financing Ltd.........................................      121,000
Investor Resource Services..................................      104,000
Program Power...............................................        1,000
National Securities Corporation.............................      150,000
                                                              -----------
Total.......................................................    3,548,692
                                                              ===========


                              PLAN OF DISTRIBUTION

     The shares of common stock subject to this prospectus may be sold from time to time by the Selling Shareholders or their successors, assigns or transferees in private transactions for their own accounts. The Selling Shareholders may offer and sell the shares from time to time in transactions on The Nasdaq SmallCap Market on terms to be determined at the time of such sales. The Selling Shareholders may also make private transfers directly or through a broker or brokers. Alternatively, the Selling Shareholders may from time to time offer shares of common stock offered hereby to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions; such compensation, which may be in excess of normal brokerage commissions, may be paid by the Selling Shareholders and/or purchasers of the shares of common stock offered hereby for whom such underwriters, dealers or agents may act. The Selling Shareholders and any dealers or agents that participate in the distribution of the shares of common stock offered hereby may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discounts, commissions or concessions received and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. The aggregate proceeds to the Selling Shareholders from sales of the common stock offered hereby will be the purchase price of the common stock less any brokers' commissions. The common stock offered hereby may be sold from time to time in one or more transactions at a fixed price, which may be changed, or at varying prices determined at the time of such sale or at negotiated prices.

     The common stock issuable upon exercise of the Warrants and offered hereby will be issued by us in accordance with the respective terms thereof.

     We are contractually obligated to keep this prospectus current for as long a period as any Warrants remain outstanding and for two years thereafter. We may from time to time notify the Selling Shareholders that this prospectus is not current and that sales of the common stock may not occur until the prospectus is supplemented by sticker or amendment, as appropriate. To the extent required, the specific shares of common stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement, or, if appropriate, a post-effective amendment to the Registration Statement of which this prospectus forms a part.

     The laws of certain states may require that sale of the shares of common stock offered hereby be conducted solely through brokers or dealers registered in those states. In addition, in certain states the shares of common stock offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption therefrom is available.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of [one] business day prior to the commencement of such distribution. In addition, without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of common stock by Selling Shareholders.


     We will pay substantially all the expenses incurred by the Selling Shareholders and us incident to this offering and the sale of the common stock offered hereby to the public, but excluding any underwriting discounts, commissions or transfer taxes. The expenses are estimated to be approximately $125,000.


     We have also agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

     The Company is authorized to issue up to 40,000,000 shares of common stock, no par value. Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. There is cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution, or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of Common stock have no preemptive rights and have no rights to convert their Common stock into any other securities. The outstanding shares of common stock are validly authorized and issued, fully paid, and nonassessable.

PREFERRED STOCK

     We are authorized to issue up to 10,000,000 shares of Preferred Stock. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. We have no present plans for the issuance of shares of Preferred Stock and any issuance of such Preferred Stock before August 29, 1999 will require the consent of National Securities Corporation. The issuance of any Preferred Stock could adversely affect the rights of the holders of common stock and therefore, reduce the value of the common stock. The ability of the Board of Directors to issue Preferred Stock could also discourage, delay or prevent a takeover. See "Risk Factors -- Preferred Stock; Possible Anti-Takeover Effects of Certain Charter Provisions."

WARRANTS


PRE-IPO WARRANTS



     In connection with the issuance of prior secured notes, we have issued an aggregate of 427,354 warrants, each warrant entitling the holder thereof to acquire one share of common stock; 224,293 warrants are exercisable at an exercise price equal to $0.43 per share, 29,191 warrants are exercisable at an exercise price equal to $0.97 per share, 193,870 warrants are exercisable at $0.97 per share, 20,000 warrants are exercisable at $2.45 and 10,000 warrants are exercisable at $2.00, subject to adjustment as hereinafter provided. The warrants may be exercised, at the option of the holder at any time. To date, 102,967 of such warrants have been exercised. Unless exercised during their term, the right to exercise the warrants terminates on their expiration date.



CONSULTANT'S WARRANTS



     We have also issued 147,924 warrants to other consultants and investors in connection with prior financings. Of these warrants, 21,362 are exercisable at $1.07 per share and 126,562 are exercisable at $0.43 per share, all of which are currently exercisable. During 1998 and 1999, we granted warrants to purchase our common stock to the following individuals and entities for services provided to us: (i) 22,000 and 10,000 warrants, respectively, to Mansion House International and Danny Chan, respectively, exercisable at $2.75 per share, (ii) 5,000 warrants to Hedblom Partners, exercisable at $3.50 per share, (iii) 200,000 warrants to Glen Michael Financial; 100,000 exercisable at $1.62 per share, 75,000 exercisable at $3.00 per share and 25,000 exercisable at $3.25 per share, and (iv) 10,000 warrants to Ralph Olsen, exercisable at $2.00 per share. In addition, we granted (x) 121,000 and 10,000 warrants, respectively, to Chase Financing Ltd., and Robert Herskowitz, respectively, exercisable at $1.62 per share and (y) an aggregate of 20,000 warrants, 5,000 each to Investor Relations Services, Aurora Holdings, Amber Capital and Affiliated Services, respectively, exercisable at $2.45 per share, in connection with debt that was raised. Century City Securities, Inc., was issued 100,000 warrants exercisable at $2.20 per share, for consulting services.



National Securities Corporation's Warrant



     As part of our initial public offering, we issued to National Securities Corporation a warrant to purchase for investment a maximum of 150,000 shares of common stock. This warrant is exercisable for a four-year period commencing one year from July 29, 1999. The exercise price is $7.425 per share (that being 135% of the initial public offering price per share). The warrant is not saleable, transferable, assignable or hypothecatable prior to its exercise date except to officers of National Securities Corporation and members of their selling group and officers and partners thereof. The warrant contains anti-dilution provisions. The warrant does not entitle National Securities Corporation to any rights as a shareholder until it is exercised and shares are purchased thereunder. The warrant and the shares of common stock thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. We have agreed that, if we shall cause to be filed with the Securities and Exchange Commission either an amendment to the Registration Statement from our initial public offering or a separate registration statement, National Securities Corporation shall have the right during the seven-year period commencing on July 29, 1999 to include in such amendment or Registration Statement the shares of common stock issuable upon exercise of the warrant at no expense to National Securities Corporation. Additionally, we have agreed that for a period of 5 years from the closing of the initial public offering, upon written demand by a holder or holders of a majority of the warrant, we will, on one occasion, register the shares of common stock issuable upon exercise of the warrant at our expense. In addition, we have agreed, that during the same 5 year period, upon the written demand of any holder of the warrant, to promptly register the shares of common stock underlying such holder's warrant at the expense of such holder.



Post-IPO Bridge Warrants



     In connection with the sale of the Debentures made between January and March 1999, we also issued warrants to purchase 185,000 shares of common stock. The warrants are exercisable at a price equal to 110% of the per share market value as of the last trading day prior to the date of the issuance of the warrants. The price is $2.16 per share for 85,000 of the warrants and $2.20 per share for 100,000 of the warrants.



     In connection with the $350,000 bridge financing, we issued 35,000 warrants which are exercisable at $7.61 per share. Finally, in connection with the $4,000,000 bridge financing, we issued 340,000 warrants which are exercisable at $7.088 per share.



Warrant Terms


     The warrantholders have the opportunity to profit from a rise in the market price of the common stock without assuming the risk of ownership of the shares of common stock issuable upon the exercise of the warrants, with a resulting dilution in the interests of the Company's shareholders by reason of exercise of warrants at a time when the exercise price is less than the market price for the common stock. Further, the terms on which we could obtain additional capital during the life of the warrants may be adversely affected. The warrant holders may be expected to exercise their warrants at a time when we would, in all likelihood, be able to obtain any needed capital by an offering of common stock on terms more favorable than those provided for by the warrants.

     The holders of the warrants will not have any of the rights or privileges of shareholders, including voting rights and rights to receive dividends, prior to exercise of the warrants. We reserve out of its authorized but unissued shares a sufficient number of shares of common stock for issuance on exercise of the warrants. The common stock issuable on exercise of the warrants will be, when issued, duly authorized and validly issued, fully paid, and nonassessable.

     For a holder to exercise the warrants, there must be a current registration statement in effect with the Commission and registration or qualification with, or approval from, various state securities agencies with respect to the shares or other securities underlying the warrants, or an opinion of our counsel that there is an exemption from registration or qualification.

     ANTIDILUTION. In the event that we shall at any time:

     - declare a dividend, or make a distribution, on the outstanding common stock payable in shares of our capital stock;

     - subdivide the outstanding common stock into a greater number of shares of common stock;


     - combine the outstanding common stock into a smaller number of shares; or


     - issue any shares of its capital stock by reclassification of the common stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the exercise price per warrant share in effect at the time of the record date for the determination of shareholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying such exercise price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of common stock outstanding after giving effect to such action. Upon such adjustments to the exercise price, the number of warrant shares issuable upon exercise of each warrant shall simultaneously be adjusted by multiplying the number of warrant shares theretofore issuable upon exercise of such warrant by the exercise price theretofore in effect and dividing the product so obtained by the exercise price, as adjusted.



     REORGANIZATIONS. In the event of any reclassification, capital reorganization or other similar change of outstanding common stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification, capital reorganization, or other similar change in the outstanding common stock), or a sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety, each warrant will thereupon become exercisable only for the kind and number of shares of stock or other securities, assets or cash to which a holder of the number of shares of common stock issuable (at the time of such reclassification, reorganization, consolidation, merger or sale) upon exercise of such warrant would have been entitled upon such reclassification, reorganization, consolidation, merger or sale. In the case above, the effect of these provisions would be that the holder of a warrant would thereafter be limited to exercising such warrant at the exercise price in effect at such time for the amount of cash per share that a warrant holder would have received had such holder exercised such warrant and received common stock immediately prior to the effective date of such cash merger or transaction. Depending upon the terms of such cash merger or transaction, the aggregate amount of cash so received could be more or less than the exercise price of the warrant.


     EXERCISE PROCEDURE. Each holder of a warrant may exercise such warrant by surrendering the certificate evidencing such warrant, with the subscription form on the reverse side of such certificate properly completed and executed, together with payment of the exercise price, to us at our executive offices. The exercise price will be payable by cash or by certified or official bank check payable in U.S. Dollars to the order of the Company. If fewer than all of the warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Certificates evidencing the warrants may be exchanged for new certificates of different denominations by presenting the warrant certificates at the office of the Company.


BRIDGE NOTES



Pre-IPO Bridge Notes


     To finance our working capital needs, we have issued a series of bridge notes. In February 1997, we commenced the placement of units consisting off $50,000 principal amount of 10% Convertible Notes (the "February 1997 Notes") and 10,000 common stock purchase warrants. We sold an aggregate of $969,350 principal amount of the February 1997 Notes. The principal amount of, and interest on, the February 1997

Notes were due and payable on our initial public offering. The February 1997 Notes were convertible into shares of common stock during the period commencing 60 days after the closing date and continuing through the effective date of the initial public offering. Substantially all of the notes holders have waived their right to convert.



     In June 1996 we commenced the placement of units consisting of $50,000 principal amount of 10% Secured Convertible Notes (the "June 1996 Notes") and 10,000 common stock purchase warrants. We sold an aggregate of $975,000 principal amount of the June 1996 Notes. The principal amount of, and interest on, the June 1996 Notes were due and payable, if the holders thereof do not otherwise notify us that they were converting their notes, on the completion of our initial public offering. The June 1996 Notes are secured by substantially all of our assets. To the extent not otherwise repaid, the June 1996 Notes became convertible into shares of common stock, beginning 12 months after the completion of our initial public offering, at a conversion price of $2.50 per share, subject to an adjustment in certain events. Substantially all the holders of these notes have waived their right to so convert.



     In February 1996, we commenced the placement of units consisting of $50,000 principal amount of 12% Secured Notes (the "February 1996 Notes") and 10,000 common stock purchase warrants. We sold an aggregate of $900,000 principal amount of the February 1996 Notes. The principal amount of, and interest on, the February 1996 Notes were due and payable on the second anniversary of the initial closing date thereof, and were secured by substantially all of our assets. These notes were not convertible.


     All but $588,750 of the February 1997 Notes, the June 1996 Notes and the February 1996 Notes were repaid from the proceeds of our initial public offering, other working capital, or subsequent conversions into our common stock.


     In December 1997, we obtained a loan in the amount of $315,000 from Venture Management Consultants, LLC ("VMC"), affiliates of shareholders of the Company, which accrues interest at 12% per year, and matured upon the earlier of the closing of the initial public offering or July 15, 1998. As the loan was not repaid by February 15, 1998, we were required to pay VMC an additional fee of $15,000. Included in the principal to be repaid is a $15,000 loan origination fee. As of the date hereof, $120,000 of principal has been repaid on this note.



     Between March 1998 and May 1998, we arranged for short term loans (the "Interim Financing") of an aggregate of $1,642,000. A majority of such loans were made by present shareholders and their affiliates. These loans matured as follows: (i) $642,000 on July 15, 1998; (ii) $235,000 on June 15, 1998; (iii)
$115,000 on November 15, 1998; (iv) $150,000 on March 16, 1999; (v) $250,000 on
April 1, 1999; and (vi) $250,000 on April 18, 1999. These loans, other than the $642,000, $115,000 and $235,000 loans accrue interest at 12% per year. The $235,000 loan includes a $35,000 origination fee, and a $10,000 late fee as the note was not paid at June 15, 1998. The note did not accrue interest. The $642,000 loan has a fixed interest amount of $78,000 (which has not been paid and is due upon the maturity of the loan) and includes a $42,000 loan origination fee. The $115,000 loan includes a $15,000 loan origination fee and begins to accrue interest at 18% per year if the loan goes into default. As of August 20, 1999, the $150,000 March 16, 1999 Note remains outstanding and is in default.



     In May, June and July 1998, we arranged for loans from 10 parties of an aggregate of $715,000 for specific production financing. These loans mature as follows: (i) $375,000 on January 10, 2000; and (ii) $340,000 on August 1, 1999.
The $375,000 loans accrue interest as 12% per year and the $340,000 loan accrues interest at 16% per year. Of the $375,000, there are two loan origination fees, one for $8,000 and one for $8,500. If any payments under the $340,000 loan are not paid within three days of being due, a late fee of 8% of the delinquent amount will be assessed for each month the payment is delinquent. In addition, if the loan is in default, at the lender's option, the unpaid principal and accrued interest shall thereafter bear interest at the lessor of 25% per year or the maximum legal rate. The loan may be prepaid, however, in order to prepay the loan, we will have to pay the lender the lesser of all of the interest which would have accrued through the maturity of the loan or $42,000. As of July 31, 1999, $75,000 remains outstanding and matures on January 10, 2000.

POST IPO SECURITIES PLACEMENTS



     Between January and March 1999, the Company sold to 5 investors an aggregate principal amount of $1,850,000 of 8% convertible debentures and warrants to purchase up to 185,000 shares of common stock. The holders of $850,000 of the debentures have converted their debentures into common stock and the holders of the remaining $1,000,000 of the debentures have indicated that they also intend to convert their debentures into common stock. All of the debentures are convertible into shares of common stock at the option of the holder at any time after their purchase. The conversion price for each debenture in effect on any conversion date will be the lesser of (A) an amount equal to 90% of the average per share market value for five consecutive trading days immediately prior to the initial closing date or (B) an amount equal to 85% of the per share market value for the trading day having the lowest per share market value during the five trading days prior to the conversion date. Purchasers effect conversions by surrendering the debentures to be converted, together with the form of conversion notice attached thereto. If not otherwise converted, the debentures mature three years from their original issue date. In June 1999, four of the debenture holders purchased an additional 175,000 shares of common stock for an aggregate of $700,000.



     In July 1999, we arranged for a short term loan of $1,200,000 for production and distribution activities. The loan matures on November 30, 1999 and accrues interest at 12% per year. If the loan is not repaid by November 30, 1999, the principal and all accrued and unpaid interest convert into shares of our common stock at the lesser of 85% of the market price on the date of issuance or 110% of the current market price when converted. As of this date we have repaid $1,000,000 of this note.



     On August 5, 1995 we completed a $4,000,000 bridge financing with Hudson Investors, LLC. The note matures on November 30, 2002 and accrues interest at 12% per year. All or part of the unpaid principal amount may be converted into shares of common stock at the holder's option any time after November 30, 1999. The conversion price is the lesser of 120% of the average per share market price for five consecutive trading days prior to August 5, 1999 or 88% of the per share market price for the three days with the lowest per share market price during the twenty-five days prior to conversion. Connected with this financing, we issued 340,000 warrants to purchase our common stock at 105% of the five-day average closing price prior to the closing of the financing, which equals $7.00.



     As of August 20, 1999, the Company was in technical default in respect of obligations aggregating approximately $349,900, exclusive of interest. We believe that we will cure such defaults on or about August 31, 1999 through our previously announced bridge, although no assurance can be given that such financing will be consummated.


TRANSFER AGENT

     The transfer agent for our common stock is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204, telephone number (818) 502-1404, which also is responsible for record keeping functions in connection with the same.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Our common stock trades on the NASDAQ SmallCap Market under the symbol "TMTV". Sales of substantial amounts of our common stock in the public market or the perception that such sales could occur could materially adversely affect the prevailing market price and our ability to raise equity capital in the future.


     Upon completion of the offering, and assuming the exercise of all of the Warrants we will have outstanding 7,519,965 shares of common stock. Of these shares, 2,471,273 are restricted shares. The shares that have been registered are freely tradeable without restriction under the Securities Act, unless purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act.



     The remaining shares of common stock outstanding upon completion of the offering, determined as if all outstanding warrants have been exercised, will be held by approximately 30 holders and will be "restricted securities" as that term is defined in Rule 144 as promulgated under the Securities Act ("Restricted Stock"). Restricted Stock may be sold in the public market only if registered or if qualified for an exemption from registration under Rule 144 or Rule 701 as promulgated under the Securities Act, which rules are summarized below, or pursuant to another exemption from registration. Sales of the Restricted Stock in the public market, or the availability of such shares for sale, could materially adversely affect the market price of the common stock. In general, under Rule 144, beginning 90 days after the date of the final prospectus from our initial public offering, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Stock for at least one year (including the holding period of any prior owner other than an affiliate of the Company) would be entitled to sell within any three month period a number of shares that does not exceed the greater of (i) one percent of the number of shares of common stock then outstanding or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of notice of such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate of ours) is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     Any employee, officer or director of or consultant to us who purchased his or her shares of common stock pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates of ours to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144, as described above. Rule 701 further provides that nonaffiliated shareholders may sell such shares in reliance on Rule 144 without having to comply with the public information, volume limitation or notice provisions of Rule 144. In both cases, a holder of Rule 701 shares was required to wait until 90 days after the date of the final prospectus from our initial public offering before selling their shares.

     We have agreed that for a period of 13 months from July 29, 1998, we will not sell any securities, with the exception of the shares of common stock issued upon exercise of currently outstanding options, without National Securities Corporation's prior written consent, which consent shall not be unreasonably withheld.

     We intend to file a registration statement on Form S-8 under the Securities Act of 1933 covering shares of common stock reserved for issuance under the 1999 Stock Plan. Based on the number of shares reserved for issuance under the 1999 Stock Plan, such registration statement would cover approximately 700,000 shares. Such registration statement will automatically become effective upon filing. Accordingly, shares registered under such registration statement will, subject to Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market, subject to vesting restrictions and the lock-up agreements described above.

                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the shares of common stock being offered hereby will be passed upon for us by Kelly Lytton Mintz & Vann LLP, 1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067. Bruce P. Vann, a member of Kelly Lytton Mintz & Vann LLP, is the beneficial owner of 4,273 shares of common stock and options to acquire an additional 10,000 shares of common stock.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1998 included in this prospectus have been so included in reliance on the report of Stonefield Josephson, Inc., independent accountants, and are so included in reliance upon their reports given on their authority as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information regarding us and our common stock, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. The registration statement, including the exhibits and schedules thereto, may be inspected without charge at the principal office of the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549, and at the Securities and Exchange Commission's Regional Offices located at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by mail from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The registration statement, including the exhibits and schedules thereto, can also be accessed through the EDGAR terminals in the Securities and Exchange Commission's Public Reference Rooms in Washington, Chicago and New York or through the World Wide Web at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
Report of Stonefield Josephson, Inc., Independent
  Auditors..................................................  F-2
Consolidated Balance Sheet at June 30, 1999 (unaudited) and
  December 31, 1998.........................................  F-3
Consolidated Statement of Income for the six months ended
  June 30, 1999 (unaudited) and for the six months ended
  June 30, 1998 (unaudited) and for the years ended December
  31, 1998 and December 31, 1997............................  F-4
Consolidated Statement of Cash Flows for the six months
  ended June 30, 1999 (unaudited) and for the six months
  ended June 30, 1998 (unaudited) and for the year ended
  December 31, 1998 and December 31, 1997...................  F-5
Consolidated Statement of Cash Flows and Supplemental
  Schedule of Non Cash Activities for the six months ended
  June 30, 1999 (unaudited) and for the six months ended
  June 30, 1998 (unaudited) and for the years ended December
  31, 1998 and December 31, 1997............................  F-6
Consolidated Statement of Shareholders' Equity (Deficit) for
  the six months ended June 30, 1999 (unaudited) and for the years ended December 31, 1998 and December 31, 1997.......  F-7
Notes to Consolidated Financial Statements..................  F-8

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Team Communications Group, Inc.

     We have audited the consolidated balance sheets of Team Communications Group, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects financial position of Team Communications Group, Inc. and subsidiaries at December 31, 1998 and the consolidated results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 12, the Company has had significant cash used by its operating activities, and has been dependent on outside equity investors and lenders to finance those operations, and certain notes payable are past due. Continuation as a going concern will be dependent upon continued outside financing. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are described in Note 12 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ STONEFIELD JOSEPHSON, INC.

STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
April 15, 1999

                        TEAM COMMUNICATIONS GROUP, INC.

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS


                                                               JUNE 30,      DECEMBER 31,
                                                                 1999            1998
                                                              -----------    ------------
                                                              (UNAUDITED)
Cash and cash equivalents...................................  $   937,600    $ 1,027,700
Trade receivables, less allowance for doubtful accounts of
  $337,000 and $337,000, respectively.......................    7,481,600      4,736,700
Television programming costs, less accumulated amortization
  of $12,295,000 and $6,952,100, respectively...............   16,766,200     11,018,800
Due from officer............................................      170,400        145,400
Fixed assets, net...........................................       30,000         16,400
Organizational costs and other assets.......................      700,500         82,700
                                                              -----------    -----------
          Total Assets......................................  $26,086,300    $17,027,700
                                                              ===========    ===========
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued expenses and other liabilities....  $ 6,313,800    $ 1,679,400
Deferred revenue............................................       85,600        472,900
Accrued participations......................................    3,771,500      3,025,800
Line of credit -- Bank......................................      850,000      1,114,000
Notes payable...............................................    2,422,700      2,305,000
Accrued interest............................................      596,000        530,900
Shareholder note payable....................................      450,000        500,000
                                                              -----------    -----------
          Total Liabilities.................................   14,489,600      9,628,000
                                                              -----------    -----------
Commitments and contingencies
Shareholders' equity:
  Preferred stock, no par value; 10,000,000 shares
     authorized; no shares issued and outstanding...........           --             --
  Common stock, no par value; 40,000,000 shares authorized;
     4,350,509 and 2,816,135, respectively, issued and
     outstanding............................................        1,000          1,000
  Paid in capital...........................................   10,970,800      7,612,700
  Treasury Stock............................................           --        (34,600)
  Retained Earnings (Accumulated Deficit)...................      624,900       (179,400)
                                                              -----------    -----------
          Total shareholders' equity........................   11,596,700      7,399,700
                                                              -----------    -----------
          Total liabilities and shareholders' equity........  $26,086,300    $17,027,700
                                                              ===========    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                        TEAM COMMUNICATIONS GROUP, INC.


                        CONSOLIDATED STATEMENT OF INCOME



                                        FOR THE         FOR THE
                                      SIX MONTHS      SIX MONTHS       FOR THE YEAR        FOR THE YEAR
                                         ENDED           ENDED             ENDED               ENDED
                                     JUNE 30, 1999   JUNE 30, 1998   DECEMBER 31, 1998   DECEMBER 31, 1997
                                     -------------   -------------   -----------------   -----------------
                                      (UNAUDITED)     (UNAUDITED)
Revenues...........................   $7,019,900      $3,215,900        $13,581,900         $6,875,600
Cost of Revenues...................    4,136,200         836,700          9,076,000          2,355,300
General and administrative
  expense..........................    1,039,000       1,138,300          3,274,000          3,244,900
                                      ----------      ----------        -----------         ----------
Earnings from operations...........    1,844,700       1,240,900          1,231,900          1,275,400
Interest expense...................      280,100         622,800            902,600          1,040,100
Interest income....................       69,600          91,500            202,900            211,800
                                      ----------      ----------        -----------         ----------
Earnings before income taxes.......    1,634,200         709,600            532,200            447,100
Provision for income taxes, all
  current..........................      581,700          70,000             57,500                 --
                                      ----------      ----------        -----------         ----------
Earnings before extraordinary
  item.............................   $1,052,500      $  639,600        $   474,700         $  447,100
Extraordinary loss from early
  extinguishment of debt...........      248,200              --             69,500                 --
                                      ----------      ----------        -----------         ----------
Net Earnings.......................   $  804,300      $  639,600        $   405,200         $  447,100
                                      ==========      ==========        ===========         ==========
Basic earnings per common share....                                              --                 --
Earnings before extraordinary
  item.............................   $     0.29      $     0.57        $      0.26         $     0.40
Extraordinary (loss)...............        (0.07)             --              (0.04)                --
                                      ----------      ----------        -----------         ----------
Net Earnings -- Basic..............   $     0.22      $     0.57        $      0.22         $     0.40
                                      ==========      ==========        ===========         ==========
Weighted average number of shares
  outstanding basic................    3,577,593       1,131,344          1,833,340          1,131,344
                                      ==========      ==========        ===========         ==========
Diluted earnings per share
Earnings before extraordinary
  item.............................   $     0.22      $     0.35        $      0.20         $     0.25
Extraordinary (loss)...............        (0.05)             --              (0.03)                --
                                      ----------      ----------        -----------         ----------
Net Earnings -- Diluted............   $     0.17      $     0.35        $      0.17         $     0.25
                                      ==========      ==========        ===========         ==========
Weighted average number of shares
  outstanding diluted..............    4,762,511       1,821,800          2,434,017          1,821,800
                                      ==========      ==========        ===========         ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                        TEAM COMMUNICATIONS GROUP, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                           FOR THE SIX     FOR THE SIX      FOR THE YEAR        FOR THE YEAR
                                                          MONTHS ENDED    MONTHS ENDED          ENDED               ENDED
                                                          JUNE 30, 1999   JUNE 30, 1998   DECEMBER 31, 1998   DECEMBER 31, 1997
                                                          -------------   -------------   -----------------   -----------------
                                                           (UNAUDITED)     (UNAUDITED)
OPERATING ACTIVITIES:
  Net income............................................   $   804,300     $   639,600      $    405,200         $   447,100
    Adjustments to reconcile net income to cash used for
      operating activities:
      Depreciation and amortization.....................         6,000           6,900            12,600              13,100
      Amortization of television programming costs......     4,136,200         824,300         8,980,300           1,455,000
      Allowance for doubtful accounts...................            --              --           664,000           1,115,600
      Amortization of notes payable discount............        17,500         131,000                --             372,000
    Changes in assets and liabilities:
      Decrease (increase) in trade receivables..........    (2,744,900)     (2,370,700)        1,340,100          (4,514,300)
      Additions to television programming costs.........    (9,883,700)     (2,956,600)      (15,712,000)         (2,186,200)
      Decrease (increase) in other assets...............      (617,800)       (525,200)          495,300            (433,100)
      Increase (decrease) in accounts payable, accrued
        expenses and other liabilities..................     4,634,400       2,306,200        (1,553,700)          2,050,300
      Increase (decrease) in deferred revenue...........      (387,300)        113,700          (102,100)            570,500
      Increase (decrease) in accrued participations.....       745,700        (130,800)        2,041,000            (443,600)
      Increase (decrease) in accrued interest...........        65,100         237,000          (367,400)            284,300
                                                           -----------     -----------      ------------         -----------
        Net cash used for operating activities..........    (3,224,500)     (1,724,600)       (3,796,700)         (1,269,300)
                                                           -----------     -----------      ------------         -----------
INVESTING ACTIVITIES:
  Purchase of fixed assets..............................       (19,600)             --                --                  --
  Decrease (increase) in due from officer...............       (25,000)         49,600            50,100            (184,100)
                                                           -----------     -----------      ------------         -----------
        Net cash provided (used) for investing
          activities....................................       (44,600)         49,600            50,100            (184,100)
                                                           -----------     -----------      ------------         -----------
FINANCING ACTIVITIES:
  Proceeds from shareholder loan and notes payable......            --              --                --           1,423,500
  Proceeds from issuance of note payable and warrants...     2,100,000       1,563,400         2,681,000                  --
  Payments on bank line of credit.......................      (264,000)             --                --                  --
  Proceeds from bank line of credit.....................                                       1,114,000                  --
  Principal payment on loan due to shareholder..........       (50,000)             --          (240,000)            (10,000)
  Purchase treasury stocks..............................                                         (34,600)                 --
  Sale treasury stocks..................................        34,600              --                --                  --
  Extraordinary charge for early retirement
    of debt.............................................       248,200              --            69,500                  --
  Principal payment of notes payable....................    (2,247,900)        (60,000)       (5,372,600)                 --
  Issuance of common stock..............................     3,358,100              --         6,382,600                  --
                                                           -----------     -----------      ------------         -----------
        Net cash provided by financing
          activities....................................     3,179,000       1,503,400         4,599,900           1,413,500
                                                           -----------     -----------      ------------         -----------
  Net change in cash....................................       (90,100)       (171,600)          853,300             (39,900)
  Cash at beginning of period...........................     1,027,700         174,400           174,400             214,300
                                                           -----------     -----------      ------------         -----------
  Cash at end of period.................................   $   937,600     $     2,800      $  1,027,700         $   174,400
                                                           ===========     ===========      ============         ===========
  Supplemental disclosure of cash flow information:
  Interest paid.........................................   $   175,200     $    86,000      $  1,270,000         $        --
                                                           ===========     ===========      ============         ===========
  Income taxes paid.....................................   $    17,400     $    19,000      $     93,200         $    26,300
                                                           ===========     ===========      ============         ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                        TEAM COMMUNICATIONS GROUP, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  SUPPLEMENTAL SCHEDULE OF NON CASH ACTIVITIES


                                                     FOR THE      FOR THE
                                                   SIX MONTHS   SIX MONTHS      FOR THE        FOR THE
                                                      ENDED        ENDED       YEAR ENDED     YEAR ENDED
                                                    JUNE 30,     JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                                      1999         1998           1998           1997
                                                   -----------  -----------   ------------   ------------
                                                   (UNAUDITED)  (UNAUDITED)
Extinguishment of TPEG settlement payable by
  assignment of the treasury stock receivable....          --         --             --        178,000
Issuance of warrants in conjunction with notes
  payable........................................          --         --         62,500        286,600
Issuance of shares in connection with conversion
  of notes payable...............................          --         --         53,600             --
Issuance of shares and warrants in connection
  with services provided to the Company..........   1,235,900         --         58,000             --
Issuance of shares in connection with
  extinguishment of debt.........................   1,146,300         --        458,000             --


  The accompanying notes are an integral part of these consolidated financial statements.

                        TEAM COMMUNICATIONS GROUP, INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY


                                             COMMON STOCK                                   RETAINED
                                         ---------------------                              EARNINGS
                                          NUMBER                   PAID IN     TREASURY   ACCUMULATED/
                                         OF SHARES   PAR VALUE     CAPITAL      STOCK      (DEFICIT)
                                         ---------   ---------   -----------   --------   ------------
Balance at December 31, 1996...........  1,131,344    $1,000     $   943,300   $     --   $(1,031,700)
Net Income for the Year
  ended December 31, 1997..............         --        --              --         --       447,100
Issuance of warrants in connection with
  private placement....................         --        --         286,800         --            --
                                         ---------    ------     -----------   --------   -----------
Balance at December 31, 1997...........  1,131,344    $1,000     $ 1,230,100   $     --   $  (584,600)
Net Income for the Year
  ended December 31, 1998..............         --        --              --         --       405,200
Issuance of shares in connection with
  the initial public offering..........  1,500,000        --       5,744,700         --            --
Issuance of shares in connection with
  the extinguishment of debt...........    188,974        --         458,000         --            --
Purchase of Treasury Stock.............    (17,000)       --              --    (34,600)           --
Issuance of debt with beneficial
  conversion feature...................         --        --          66,100         --            --
Conversion of debt to equity...........         --        --          50,000         --            --
Issuance of warrants for services......         --        --          58,000         --            --
Exercise of warrants...................     12,817        --           5,800         --            --
                                         ---------    ------     -----------   --------   -----------
Balance at December 31, 1998...........  2,816,135    $1,000     $ 7,612,700   $(34,600)  $  (179,400)
Net Income for the six months ended
  June 30, 1999 (unaudited)............         --        --              --         --       804,300
Sale of Treasury Stock.................     17,000        --              --     34,600            --
Issuance of shares in connection with
  conversion of debt...................    655,617                 1,146,300
Issuance of stock for services.........    464,000        --       1,032,400         --            --
Issuance of warrants...................         --        --         203,500         --            --
Issuance of debt with beneficial
  conversion feature...................         --        --         185,000         --            --
Private placement of common stock......    338,334        --         765,300         --            --
Exercise of warrants...................     59,423        --          25,600         --            --
                                         ---------    ------     -----------   --------   -----------
Balance at June 30, 1999 (unaudited)...  4,350,509    $1,000     $10,970,800   $     --   $   624,900
                                         =========    ======     ===========   ========   ===========


  The accompanying notes are an integral part of these consolidated financial statements

                        TEAM COMMUNICATIONS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF THE COMPANY:

     Team Communications Group, Inc. (formerly known as DSL Entertainment Group, Inc.) and its wholly owned subsidiaries (collectively, the "Company") are primarily engaged in developing, producing, and distributing dramatic and reality-based television series, mini-series, animated series, programs, specials, and made-for-television movies for telecast, exhibition or distribution in the domestic and foreign television and home video markets. The Company's primary focus is on developing and producing family drama and children programming and reality based programming for both domestic and international broadcast networks and cable channels such as Discovery's Animal Planet, the Learning Channel, the Showtime Networks, Fox Family Channel and the Discovery Channel.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The accompanying consolidated statements include the accounts of Team Communications Group, Inc. and subsidiaries. All significant intercompany transactions and accounts have been eliminated.

  Revenue Recognition

     Revenue from licensing agreements covering entertainment product owned by the Company is recognized when the entertainment product is available to the licensee for telecast, exhibition or distribution, and other conditions of the licensing agreements have been met in accordance with Statement of Financial Accounting Standard ("SFAS") No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films." The portion of recognized revenue which is to be shared with the producers and owners of the license program material (participations payable and due to producers) is accrued as the revenue is recognized. Deferred revenues consist principally of advance payments received on television contracts for which program materials are not yet available for broadcast or exploitation. Such amounts are normally repayable by the Company only if it fails to deliver the related product to the licensee.


     Sales to three major customers accounted for approximately 79% of the Company's total operating revenue for the six months ended June 30, 1999. Sales to four major customers accounted for approximately 69% of the Company's total operating revenue for the year ended December 31, 1998. Sales to four major customers accounted for approximately 88% of the Company's total operating revenue for the year ended December 31, 1997.


  Cash

     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Cash equivalents consist of interest-bearing securities with original maturities of less than 90 days.


     Included in cash and cash equivalents as of June 30, 1999 and December 31, 1998, is an $860,000 certificate of deposit. This certificate of deposit is restricted as it secures the Company's revolving line of credit of $850,000 with Mercantile National Bank.


  Television Program Costs

     Television program costs are valued at the lower of unamortized cost or net realizable value on an individual title basis. Television program costs represent those costs incurred in the development, production and distribution of television projects. These costs have been capitalized in accordance with SFAS No. 53. Amortization of television program costs is charged to expense and third-party participations are accrued using the individual film forecast method whereby expense is recognized in the proportion that current year revenues

                        TEAM COMMUNICATIONS GROUP, INC.

bear to an estimate of ultimate revenue. Such estimates of ultimate revenue are prepared and reviewed by management, and estimated losses, if any, are provided for in full. Development costs are reviewed by management and charged to expense when abandoned or, even if still being actively developed, if not set for principal photography within three years of initial development activity.


     During the six months ended June 30, 1999, as the Company increased its activities related to film cost production, overhead was capitalized in accordance with SFAS No. 53 based upon estimates of production related activities as a percentage of anticipated film cost expenditures during 1999. Management reviews the overhead rate throughout the year and will adjust the overhead rate on a quarterly basis, if necessary. During the six months ended June 30, 1999, overhead in the amount of approximately $1,185,000 was capitalized to film production costs.


  Fixed Assets


     Fixed assets include office furnishings, fixtures and equipment. Office furnishings, fixtures and equipment are depreciated over a useful life of five years. All depreciation expense is calculated using Modified Accelerated Cost Recovery System. Fixed assets are net of $51,300 and $41,800 in accumulated depreciation at June 30, 1999 and December 31, 1998, respectively.


  Organizational Costs and Other Assets

     The balance represents security deposits, prepaid expenses and the unamortized portion of the original costs relating to the incorporation of the Company.

  Debt with Stock Purchase Warrants and Beneficial Conversion Features

     The proceeds received from debt issued with stock purchase warrants is allocated between the debt and the warrants, based upon the relative fair values of the two securities and/or beneficial conversion features. Fair value of the debt element of the financial instrument is determined by discounting the future payments of principal and interest, based upon management's estimate of its borrowing rate for similar financial instruments of this risk (generally 25%), and the balance of the proceeds is accounted for as additional paid in capital. The resulting debt discount is amortized to expense over the term of the debt instrument, using the effective interest method. In the event of settlement of such debt in advance of the maturity date, a loss is recognized based upon the difference between the then carrying amount (i.e., face amount less unamortized discount) and amount of payment.

  Unclassified Balance Sheet

     In accordance with the provisions of SFAS No. 53, the Company has elected to present an unclassified balance sheet.

  Financial Instruments


     The carrying amounts of financial instruments including cash and cash equivalents, short term accounts receivable, accounts payable, loans payable, and deferred revenue approximated fair value as of June 30, 1999 and December 31, 1998 because of the relatively short maturity of these instruments. The carrying value of long term accounts receivable and notes payable approximated fair value as of June 30, 1999 and December 31, 1998 because the instruments are valued at the Company's effective borrowing rate.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                        TEAM COMMUNICATIONS GROUP, INC.

liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  Common Stock


     In January and April of 1997, the Company effected a 2.2776 and 1.0277 for one share reverse stock splits, respectively. All share and per share data in the financial statements reflect the reverse stock split for all periods presented.

  Concentration of Credit Risk


     Three customers represented approximately 90% of the trade receivable balance at June 30, 1999.


     Three customers represented approximately 83% of the trade receivable balance at December 31, 1998.


     Included in Accounts Receivable is $900,000 which is held as security by a third-party for certain programming rights acquired by the Company. Upon collection of this receivable the amounts will be placed in escrow and recorded as cash, although the cash will be restricted as to withdrawal.


  Net Earnings Per Common Share


     For the six months ended June 30, 1999 and the years ended December 31, 1998 and December 31, 1997, the per share data is based on the weighted average number of common and common equivalent shares outstanding. For 1997, per share data is calculated in accordance with Staff Accounting Bulletin of the Securities and Exchange Commission (SAB) No. 98 whereby common stock, options or warrants to purchase common stock or other potentially dilutive instruments issued for nominal consideration must be reflected in basic and diluted per share calculations for all periods in a manner similar to a stock split, even if anti-dilutive. Accordingly, in computing basic earnings per share, nominal issuances of common stock are reflected in a manner similar to a stock split or dividend. In computing diluted earnings per share, nominal issuances of common stock and potential common stock are reflected in a manner similar to a stock split or dividend.


     A portion of convertible debt was not included in the calculation of weighted average shares as March 31, 1999, December 31, 1998 and December 31, 1997 because the Chairman and CEO has personally guaranteed to the Company that, on certain debt, he will assume any convertible debt where the debt holder wishes to convert in exchange for his own personal shares. The total number of shares that this convertible debt may convert into is approximately 199,748.

  Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of:

     On April 1, 1997, the Company adopted the provision of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair values of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  Year 2000 Compliance

     As has been widely reported, many computer systems process dates based on two digits for the year of a transaction and are unable to process dates in the year 2000 and beyond. Since the Company's formation in 1995, the Company has installed new information systems which are year 2000 compliant. Although the Company does not expect Year 2000 to have a material adverse effect on its internal operations, it is possible

                        TEAM COMMUNICATIONS GROUP, INC.

that Year 2000 problems could have a significant adverse effect on the Company's suppliers and their ability to service the Company and to accurately process payments received.

  New Accounting Pronouncements

     The Company has adopted SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information". Adoption of these pronouncements did not materially affect the financial statements.

  Recent Pronouncements Effective Subsequent to 1998

     In April 1998, Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") was issued. SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. The SOP is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not anticipate that the adoption of this statement will have a material effect on its financial statements.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 1999. The Company anticipates that due to its limited use of derivative instruments, the adoption of SFAS No. 133 will not have a material effect on its financial statements.

     In October 1998, the FASB released an exposure draft of the proposed statement on "Rescission of FASB Statement No. 53, Financial Reporting by Producers and Distributors of Motion Picture Films". An entity that previously was subject to the requirements of SFAS No. 53 would follow the guidance in a proposed Statement of Position, "Accounting by Producers and Distributors of Films." This proposed Statement of Position would be effective for financial statements for fiscal years beginning after December 15, 1999 and could have a significant impact on the Company's results of operations and financial position depending on its final outcome. The Company has not concluded on its impact given the preliminary stages of the proposed Statement of Position.

  Unaudited Interim Consolidated Financial Statement


     In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of June 30, 1999, and the results of operations and cash flows for the six month period ended June 30, 1999 have been included. The results of operations for the six month period ended June 30, 1999, are not necessarily indicative of the results to be expected for the full fiscal year. For further information, refer to the financial statements and footnotes thereto included in the Company's 10-KSB filed for the year ended December 31, 1998.


NOTE 3 -- TELEVISION PROGRAM COSTS:

     Television program costs consist of the following:


                                                             JUNE 30,      DECEMBER 31,
                                                               1999            1998
                                                            -----------    ------------
                                                            (UNAUDITED)
In process and development................................  $   257,000    $ 1,017,400
Released, less accumulated amortization...................   16,508,700     10,001,400
                                                            -----------    -----------
          Total television program costs..................  $16,766,200    $11,018,800
                                                            ===========    ===========



     Based on management's estimates of future gross revenue as of June 30, 1999, approximately 60% of the $16,766,200 in unamortized released television program costs will be amortized during the three years ending June 30, 2002 and 80% will be amortized during the five years ending June 30, 2004.

                        TEAM COMMUNICATIONS GROUP, INC.

NOTE 4 -- INCOME TAXES:

     Deferred taxes result from temporary differences in the recognition of expense for tax and financial statement reporting purposes.

     A reconciliation of the difference between the statutory federal income tax rate and the Company's effective income tax rate applied to income (loss) before income taxes are as follows for the periods ending:

                                                             DECEMBER 31,    DECEMBER 31,
                                                                 1998            1997
                                                             ------------    ------------
Statutory federal tax rate.................................       34%             34%
State income tax provision.................................        3%              0%
Benefits of operating loss carryforward....................      (26)%           (34)%
                                                                 ---             ---
Effective tax rate.........................................       11%              0%
                                                                 ===             ===

     The Company accounts for taxes under SFAS No. 109, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     The components of the net deferred tax asset are as follows:

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
Net operating loss (carryforward)...........................    $ 61,156
Valuation allowance.........................................    $(61,156)
                                                                --------
  Net deferred tax asset....................................    $     --
                                                                --------
Total current and deferred taxes payable....................    $     --
                                                                ========

     At December 31, 1998, the Company has a federal net operating loss carryforward of $180,000.

NOTE 5 -- RELATED PARTY TRANSACTIONS:


     The due from officer balance of $170,400 and $145,400 at June 30, 1999, and December 31, 1998, represents payments made by the Company on behalf of and short-term interest free loans made to the Chairman and CEO, less producer's fees earned by the Chairman and CEO for services on a company production.


     The shareholder loan and note payable balance are comprised of the following:


                                                               JUNE 30,      DECEMBER 31,
                                                                 1999            1998
                                                              -----------    ------------
                                                              (UNAUDITED)
Promissory note:
  12% secured promissory note due August 31, 1999...........   $450,000        $500,000
                                                               --------        --------
                                                               $450,000        $500,000
                                                               ========        ========


     In April 1995, the Company entered into a $500,000 promissory note with a shareholder. The note accrues interest at 10% through December 31, 1995 and at 12% thereafter. The note and all unpaid interest is due August 31, 1999, as amended. The note is secured by all of the Chairman and CEO's shares and the assets of the Company. The shareholder has waived all accrued interest relating to this note totaling $165,000 through March 31, 1998. Interest subsequent to March 31, 1998 is accruing at prime plus two percent, currently 9.5%.

                        TEAM COMMUNICATIONS GROUP, INC.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES:


     In January 1999, the Company was served with a complaint in a matter styled Mel Giniger & Associates vs. Team Communications Group, Inc. et al. filed in the Superior Court of the County of Los Angeles. In the complaint, the Plaintiff, an individual who served as a sales agent for the Company, alleges that he is owed commissions for sales of certain of the Company's programming and that the Company has failed to pay in full the amounts Plaintiff alleges are owed to him. The complaint seeks damages for breach of contract, services rendered, account stated and for payment of value for services rendered. The Company has filed an answer in this action and intends to vigorously defend itself. The Plaintiff recently obtained a writ of attachment in the amount of $100,000 and we have posted a bond with the Superior Court of the County of Los Angeles with respect to this obligation.


     In March 1999, the Company was served with notice of a Demand for Arbitration in a matter styled Venture Management Consultant, LLC and TEAM Communications Group, Inc. et al. with the American Arbitration Association. The demand stems from a dispute between the parties concerning a consulting agreement to provide investment banking services. The Company has filed an answer in this action and intends to vigorously defend itself.

     At this time, the outcome of any of the above matters cannot be determined by the Company with any certainty. The Company is subject to the above mentioned litigation and other various claims and lawsuits in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.


     The Company leases office space and certain office equipment. The total lease expense was $61,200, $48,000, $118,400 and $96,300 for the periods ended June 30, 1999, June 30, 1998, December 31, 1998 and December 31, 1997,
respectively. The various operating leases to which the Company is presently subject require minimum lease payments for the years ending December 31, as follows:


1999.......................................................   54,700
2000.......................................................    6,400
2001.......................................................    6,400
2002.......................................................    6,400
2003.......................................................    5,800
                                                             -------
                                                             $79,700
                                                             =======

NOTE 7 -- LINE OF CREDIT -- BANK

     The Company currently has a $850,000 line of credit with its bank, secured by a certificate of deposit and certain receivables, which accrues interest on the outstanding balance at 1.75% over Mercantile Bank's certificate of deposit rate. The agreement expires June 15, 2000.


     As of June 30, 1999 and December 31, 1998, the outstanding balance of the line credit was $850,000 and $1,114,000, respectively.

                        TEAM COMMUNICATIONS GROUP, INC.

NOTE 8 -- NOTE PAYABLE:

     Notes payable consists of the following:


                                                  JUNE 30,      DECEMBER 31,
                                                    1999            1998
                                                 -----------    ------------
                                                 (UNAUDITED)
Debentures:
  8% secured convertible debentures, net of
     discounts due 2002........................  $  820,000              --
Private placements:
  12% secured notes due August 1999(i).........  $  225,000      $  225,000
  10% secured convertible notes due August
     1999(ii)..................................     277,800         296,000
  10% secured notes due August 1999(iii).......      80,000          80,000
Promissory notes:
  10% secured promissory note due August
     1999(iv)..................................     250,000         250,000
  11% unsecured promissory note past due(v)....     124,900         124,900
  12% secured note due April 1999, past
     due(vi)...................................     150,000         150,000
  12% secured note due March 1999, past
     due(vii)..................................     150,000         150,000
  12% secured note due April 1999(viii)........     350,000         350,000
  18% secured note past due(ix)................     115,000         115,000
  12% secured note due January 2000(x).........     100,000         284,100
  16% secured note due August 1999(xi).........      30,000          30,000
  10% secured note due March 1999, past
     due(xii)..................................          --         250,000
  12% secured notes due November 1999(xiii)....     250,000              --
                                                 ----------      ----------
                                                 $2,422,700      $2,305,000
                                                 ==========      ==========



     On January 30, 1999, the Company sold $850,000 principal amount of 8% convertible debentures and 85,000 warrants. On March 16, 1999, the Company sold $500,000 principal amount of 8% convertible debentures and 50,000 warrants. These convertible debentures have the same terms for conversion. The conversion price for each debenture will be the lesser of a) 90% of the average per share market value for five consecutive days prior to the Initial Closing date or b) 85% of the per share market value for the trading day having the lowest per share market value during the five trading days prior to the conversion date. If not otherwise converted, the debentures mature on January 27, 2002, and March 15, 2002, respectively. These beneficial conversion features are included in additional paid in capital. The related discount is amortized over the life of the note using the effective interest method. Debentures representing $850,000 principal amount were converted to equity in May 1999. The Company recognized a $248,200 extraordinary loss as a result of the conversion of these notes. The extraordinary loss consisted of the write-off of the associated debt discount.



     On April 7, 1999, the Company sold an additional $500,000 principal amount of 8% convertible debentures and 50,000 warrants. These debentures have the same terms as described above and mature, unless converted prior, on March 30, 2002.


     In 1998, the Company recognized a $69,500 extraordinary loss as a result of the early redemption of certain notes. The extraordinary loss consisted of the write-off of the associated debt discount, net of income

                        TEAM COMMUNICATIONS GROUP, INC.

tax benefits of $37,500. These beneficial conversion features are included in additional paid in capital. The related discount is amortized over the life of the note using the effective interest method.


          (i) During February - June 1996, the Company participated in a private placement offering. The Company sold 18 placement units to the following investors: Matthew and Barbara Geisser, Central Scale Co., Vijaya Kani Rehala, Vijay-Kumar Rekhala, M.D., United Congregation Mesorah, Samuel Marinelli, Mildred Geiss, Jon Kastendieck, Bank Leumi-Affida Bank, Cooperative Holding Corporation, Aaron Wolfson, Abraham Wolfson, Arielle Wolfson, and LEVPOL. Each unit consisted of a $50,000 note payable with interest of 12% per annum, compounded quarterly, and 6,408 Common Stock Purchase warrants. The accrued interest balance was $122,900 at December 31, 1998. Each warrant entitles the holder to buy one share of common stock at an exercise price of $0.43. The warrants are exercisable commencing two business days following the effective date of the registration statement relating to an initial public offering, July 29, 1998, and terminating on the July 29, 2001. Through this private placement, the Company raised $900,000 and issued 115,351 warrants. Principal and interest were due no later than July 15, 1998, $675,000 was redeemed at the initial public offering. The remainder of the noteholders extended the maturity date to August 1999. The notes are secured by substantially all of the assets of the Company. The fair value of the notes and the carrying amount and fair value of the associated warrants were determined by the market rate, approximately 25%, based upon management's estimate of its borrowing rate in an arm's length transaction for a financial instrument of this risk. The notes were discounted at this market rate. The value of the warrants amounted to $162,000 and is included in paid in capital. In August 1999, the Company repaid $175,000 of the principal and extended $50,000 of the remaining principal to November 23, 1999 (unaudited).



          (ii) During June - October 1996, the Company participated in a second private placement offering. The Company sold 19.5 placement units to the following investors: Wellington Corporation, Crescent Capital Company, LLC, Arthur Steinberg IRA Rollover, Robert Steinberg IRA Rollover, Robert Ram Steinberg, A Partnership, Von Graffenried AG, Alpha Ventures, Tuch Family Trust, Third World Trust Company LTD., Alfred Ross, Fred Chanowski, Allen Goodman, Felix Paige, Rogal America, Mark Levine, Joseph Sullivan, Robert Gopen, Colony Financial Services, John Carberry, Daniel and Thalia Federbush, and Michael Berlin. Each unit consisted of a $50,000 senior convertible note payable with interest of 10% per annum, compounded quarterly, and 4,272 Common Stock Purchase warrants.


          The notes are convertible at their principal amount into common stock of the Company at any time one year after the initial public offering, July 29, 1998, through maturity at the conversion price of $5.00 per share subject to adjustment in certain circumstances. Each warrant entitles the holder to buy one share of common stock at an exercise price of $0.43. The warrants are exercisable commencing two business days following the effective date of the registration statement relating to an initial public offering, July 29, 1998, and terminating on July 29, 2001. As of December 31, 1996, the Company raised $975,000 and issued 83,308 warrants. Principal and interest were due no later than July 15, 1998 and $679,000 was redeemed at the initial public offering. The remainder of the noteholders extended the maturity date to August 1999. The accrued interest balance was $108,500 at December 31, 1998. The notes are secured by substantially all of the assets of the Company. The carrying amount and fair value of the notes and associated warrants were determined by the market rate, approximately 25%, for a financial instrument of this risk. The notes were discounted at this market rate. The value of the warrants amounted to $381,928 and is included in paid in capital.

          (iii) During January 1997, the Company participated in a third private placement offering. The Company sold 19.4 units to the following investors:
     Alan Parness, Arab International Trust Co., Duck Partners, LP, Gary and Paula Wayton, Michael Rosenbaum, RMK Financial LLC, Robert Bain, Robert Frankel, Roger Triemstra, Roland McAbee, Swan Alley Limited, and Van Moer Santerr & Cie. Each unit consisted of a $50,000 senior note payable with interest of 10% per annum, payable at six month

                        TEAM COMMUNICATIONS GROUP, INC.

     intervals, and 10,000 Common Stock Purchase warrants. In 1998 $889,000 was repaid. The maturity date of the notes is August 1999. Each warrant entitles the holder to buy one share of common stock at an exercise price of $0.97. The warrants are exercisable commencing two business days following the effective date of the registration statement relating to an initial public offering and terminating on the third anniversary of that date. As of September 30, 1997, the Company raised $969,000 and issued 193,870 warrants. The accrued interest balance was $41,100 at December 31, 1998. The notes are secured by substantially all of the assets of the Company. The carrying amount and fair value of the notes and associated warrants were determined by the market rate, approximately 25%, for a financial instrument of this risk. The notes were discounted at this market rate. The value of the warrants amounted to $286,797 and is included in paid-in capital.


          (iv) In April 1996, the Company entered into a $500,000 promissory note with South Ferry #2, L.P., an outside investor, to finance a television program. The note accrues interest at 10% per annum and is due on August 20, 1999, as amended. At the initial public offering, $250,000 was repaid. The accrued interest balance was $124,200 at December 31, 1998. The note is secured by certain assets and rights associated with the television program. There were 29,906 warrants (exercisable at $0.43 per warrant) issued in connection with this note. The fair value of the note was estimated using discounted cash flow methods based on the Company's borrowing rates, approximately 25%, for similar types of borrowing arrangements with comparable terms and maturities. In August 1999, the Company repaid $125,000 of the principal and extended the remaining $125,000 to November 23, 1999 (unaudited).



          (v) In September 1996, the Company entered into a $150,000 unsecured promissory note with Time Life to repay an advance provided to the Company in October 1995. The note bears interest at 11% per annum from October 1995 and required payments such that the note would be repaid by March 31, 1997. As of December 31, 1998, there was $29,700 of accrued interest. During 1997, the Company made a $10,000 principal payment. During 1996, the Company made a $30,250 payment, of which $15,125 was applied to the principal balance, and $15,125 was applied to accrued interest. The holder of the note has not filed a notice of default and the Company is negotiating an extension of the payment terms.


          (vi) In March 1998, the Company obtained a loan in the amount of $150,000 from Arab Commerce Bank, which carries interest at 12% per annum and matures on April 1, 1999. As of December 31, 1998 there was accrued interest of $13,800. The note is secured by substantially all the assets of the Company.

          (vii) In March 1998, the Company obtained a loan in the amount of $150,000 from Nick Kahla, which carries interest at 12% per annum and matures on March 16, 1999. As of December 31, 1998, there was accrued interest of $14,100. The note is secured by substantially all the assets of the Company.

          (viii) Between March 1998 and May 1998, the Company arranged $650,000 in short-term loans. $300,000 was repaid at the initial public offering. These loans bear an interest rate of 12%, and $100,000 matures in March 1999 and $250,000 matures in April 1999. At December 31, 1998, the accrued interest was $29,400.

          (ix) In May 1998, the Company obtained a loan in the amount of $115,000 from the High Bridge Fund. The loan includes a $15,000 loan origination fee and begins to accrue interest at 18% per year if the loan goes into default. At December 31, 1998, the accrued interest was $2,000. The loan matured November 15, 1998 and management is currently negotiating a settlement of this note.

          (x) In May and June 1998, the Company arranged with nine parties for $375,000 of long term loans. The loans mature January 2000. Of the $375,000, there are two loan origination fees, one for $8,000 and one for $8,500. Two notes are convertible at their principal and interest amount into common stock of the Company at any time through maturity at the conversion price of 50% of the current per share market value. One note is convertible at its principal and interest amount into common stock of the

                        TEAM COMMUNICATIONS GROUP, INC.

     Company at the conversion price of 75% of the current per share market value. These conversion features were valued at $62,500 and included in paid in capital. The resulting discount on the notes payable is amortized over the life of the note using the effective interest method. At December 31, 1998, $284,100 principal amount remained outstanding. The loans accrue interest at 12% per annum. As of December 31, 1998, there was accrued interest of $22,700. This loan was repaid in full in July 1999.



          (xi) In July 1998, the Company arranged a loan for $340,000. The loan matures August 1999. The loan bears an interest rate of 16% per annum. At December 31, 1998, $30,000 principal amount remained outstanding. As of December 31, 1998, there was accrued interest of $11,100.


          (xii) On December 29, 1998, the Company arranged a loan for $250,000. The loan accrues interest at 10% per annum. The loan matures on March 31, 1999.


          (xiii) In May and June 1999, the Company sold notes for $250,000. These notes mature in November 1999 and bear an interest rate of 12%.


NOTE 9 -- GEOGRAPHIC INFORMATION:

     The Company operates in a single industry segment, the development, production and distribution of television programming. All of the Company's operations are conducted in the United States.

     A summary of the Company's revenues by geographic area is presented below:


                                   JUNE 30,       JUNE 30,      DECEMBER 31,    DECEMBER 31,
                                     1999           1998            1998            1997
                                  -----------    -----------    ------------    ------------
                                  (UNAUDITED)    (UNAUDITED)
North America.................    $2,626,000     $1,510,900     $ 9,844,500      $1,483,600
Europe........................     3,300,000             --              --         307,100
South America.................       645,900      1,705,000       1,351,800       3,798,900
Asia..........................       448,000             --       1,412,900         136,000
Australia and Africa..........            --             --          72,700       1,250,000
                                  ----------     ----------     -----------      ----------
Total.........................    $7,019,900     $3,215,900     $13,581,900      $6,975,600
                                  ==========     ==========     ===========      ==========


NOTE 10 -- STOCK OPTION PLANS:

     The Company has established stock option plans for its employees and consultants (the "1995 Stock Option Plan") and for its non-employee directors (the "1995 Stock Option Plan for Non-Employee Directors").

     The 1995 Stock Option Plan allows for options (including Incentive Stock Options) to be granted to employees and consultants at less than fair market value at date of grant. These options may be immediately exercisable and expire over a period determined by the Stock Option Committee of the Board of Directors (the "Committee"). The Committee is comprised of two members of the Board of Directors. The total number of options available to grant under this plan is 270,000.

     The 1995 Stock Option Plan for Non-Employee Directors allows for a set number of immediately exercisable options to be granted at fair market value to non-employee members of the Board of Directors. The total number of options available to grant under this plan is 67,500. There were no options granted exercised, forfeited, expired or outstanding pursuant to the Director Plan for the year ended December 31, 1998.

                        TEAM COMMUNICATIONS GROUP, INC.

     A summary of the Key Employee Plan as of and for the periods December 31, 1998 and December 31, 1997 is presented below:

                                                                 WEIGHTED AVERAGE
                  KEY EMPLOYEE PLAN                    SHARES    EXERCISED PRICE
                  -----------------                    -------   ----------------
Outstanding as of January 1, 1997....................   35,000        $1.14
  Granted............................................       --           --
  Exercised..........................................       --           --
  Forfeited/Expired..................................       --           --
                                                       -------
Outstanding as of December 31, 1997 and
  December 31, 1998..................................   35,000
                                                       =======
Weighted-average fair value of options outstanding...  $  1.14
                                                       =======

     The following table summarizes information about options outstanding at December 31, 1998 and December 31, 1997:

                                     SHARES EXERCISABLE AT
                                      DECEMBER 31, 1998,          DATE
     TOTAL SHARES   EXERCISE PRICE     DECEMBER 31, 1997     OPTIONS EXPIRE
     ------------   --------------   ---------------------   --------------
        30,000          $1.00               10,000            July 1, 2006
         5,000          $2.00                5,000            June 6, 2006
        ------                              ------
        35,000                              15,000
        ======                              ======

     The Company has elected, as permitted by SFAS No. 123, "Accounting for Stock Based Compensation", to account for its stock compensation arrangements under the provisions of APB No. 25, "Accounting for Stock Issued to Employees". Accordingly, because the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of such pronouncement. The fair value for these options was estimated at the date of grant using the binomial option pricing model with the following weighted average assumptions: risk-free interest rate of 6.33%, no dividend yield, expected lives of two and a half years, and volatility of 0%.

     For purposes of pro forma disclosure, the estimated fair value of the options is zero, hence neither pro forma net income nor earnings per share are presented.

     In January 1997, the Company's shareholders voted to freeze the 1995 Stock Option Plans and adopt two new plans, the Team Communications Group, Inc. Stock Awards plan (the "1996 Employee Plan") and the Team Communications Group, Inc. Directors' Stock Option Plan (the "1996 Director's Plan").

     The 1996 Directors Plan allows Directors who are not employees of the Company, on the effective date of an initial public offering and each annual anniversary thereof, to receive options to purchase 2,500 shares. The option price per share of Common Stock purchasable upon exercise of such stock options shall be 100% of the fair market value on the date of grant. Such options shall be exercisable immediately on the date of grant by payment in full of the purchase price in cash. The aggregate number of shares of Common Stock that may be granted pursuant to the 1996 Directors Plan is 20,000.

     The aggregate number of shares of Common Stock that may be granted under the 1996 Employee Plan is 180,000. The Employee Plan provides for the authority by the Employee Plan Committee to grant ISO's to any key employee of the Company or any affiliate of the Company and to determine the terms and conditions of each grant, including without limitation, the number of shares subject to each ISO. The ISO exercise price

                        TEAM COMMUNICATIONS GROUP, INC.

will also be determined by the Committee and will not be less than the fair market value of the Common Stock on the date of grant. The exercise price will not be less than 110% of such fair market value and the exercise period will not exceed five years if the participant was the holder of more than 10% of the Company's outstanding voting securities.


NOTE 11 -- SUBSEQUENT EVENTS (UNAUDITED):



     In July 1999, we arranged for a short term loan of $1,200,000 for production and distribution activities. The loan matures on November 30, 1999 and accrues interest at 12% per year. If the loan is not repaid by November 30, 1999, the principal and all accrued and unpaid interest convert into shares of our common stock at the lesser of 85% of the market price on the date of issuance or 110% of the current market price when converted. As of this date we have repaid $1,000,000 of this note.



     On August 5, 1999, the Company completed a $4 million financing in anticipation of the Company's public offering in Germany this fall. The Note bears interest at 12% per annum and matures November 30, 2002. The Note is subordinate to any of the Company's bank financing or senior debt. All or part of the unpaid principal amount may be converted into shares of Common Stock at the holder's option any time after November 30, 1999. The conversion price is the lesser of 120% of the average per share market price for five consecutive trading days prior to August 5, 1999 or 88% of the per share market price for the three days with the lowest per share market price during the twenty-five days prior to conversion. Connected with this financing, the Company sold 340,000 warrants to purchase Team common stock at $7.00, which is 105% of the five-day average closing price prior to the closing of the financing.



     On August 5, 1999, the Company completed a sale of 500,000 shares of common stock for $2,000,000 to Gontard & Metallbank AG.


NOTE 12 -- GOING CONCERN:


     The Company's financial statements for the six months and the years ended December 31, 1998 and December 31, 1997 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company expects to incur substantial expenditures to produce television programs and/or acquire distribution rights to television programs produced by third parties. The Company's working capital plus limited revenue from the licensing of its current inventory of television programs will not be sufficient to fund the Company's ongoing operations, including completing projects that the Company is contractually required to develop or produce.


     Management recognizes that the Company must generate additional resources to enable it to continue operations. Management's plans include the sale of additional equity securities. However, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional equity, that the Company will achieve profitability or positive cash flow.

------------------------------------------------------
------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    2
Risk Factors..........................    7
Use of Proceeds.......................   13
Dividend Policy.......................   13
Selected Consolidated Financial
  Data................................   14
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   16
Business..............................   21
Management............................   27
Security Ownership of Certain
  Beneficial Owners and Management....   30
Certain Relationships and Related
  Transactions........................   31
Selling Shareholders..................   34
Plan of Distribution..................   35
Description of Securities.............   37
Shares Eligible for Future Sale.......   41
Legal Matters.........................   42
Experts...............................   42
Additional Information................   42
Index to Consolidated Financial
  Statements..........................  F-1


                            ------------------------

UNTIL                     , 1999 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                3,548,692 SHARES

                                  COMMON STOCK
                              TEAM COMMUNICATIONS
                                  GROUP, INC.
                            ------------------------

                                   PROSPECTUS
                            ------------------------


                                AUGUST   , 1999


------------------------------------------------------
------------------------------------------------------

                                    PART II

EXHIBITS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors of the Company are presently entitled to indemnification as expressly authorized under Section 317 of the California General Corporation Law ("Section 317") and the Bylaws of the Company (which generally authorize the Company to indemnify its Agents where such indemnification is authorized by
Section 317). Section 317 provides a detailed statutory framework covering indemnification of any agent of a corporation who is threatened to be made a party to any legal proceeding by reason of his or her actions on behalf of the corporation.

     Article 5 of the Company's Articles of Incorporation (Exhibit 3.1) provides that a director will not be liable for monetary damages arising out of the director's breach of his or her fiduciary duties to the Company and the shareholders to the fullest extent permissible under the California law. Liability for breach of a director's fiduciary duty arises when the director has failed to exercise sufficient care in reaching decisions or otherwise attending to his responsibilities as a director and in other circumstances. Article V does not eliminate these duties; it only eliminates monetary damage awards occasioned by a breach of these duties. Accordingly, a breach of fiduciary duty is still a valid basis for a suit seeking to stop a proposed transaction from occurring. However, after a transaction has occurred, the shareholders do not have a claim against directors for monetary damages based on a breach of fiduciary duty, even if that breach involves negligence on the part of the directors. Additionally, as a practical matter, equitable remedies such as rescission may not be available after a transaction has already been consummated or in other circumstances.

     The Company intends to enter into indemnification agreements with the Company that attempt to provide the maximum indemnification allowed under the California law. The Indemnification Agreements will make mandatory indemnification which is permitted by California law in situations in which the Indemnitee would otherwise be entitled to indemnification only if the Board of Directors, the Shareholders, independent legal counsel retained by the Company or a court in which an action was or is pending made a discretionary determination in a specific case to award such indemnification. However, in part because the California law was only recently enacted, the extent to which the indemnification permitted by the California law may be expanded by indemnification agreements is unsettled and has yet to be the subject of any judicial interpretation.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered are as follows (estimated except as noted):


SEC registration fee........................................  $  4,523.81
NASDAQ filing fee (estimate)................................     5,000.00
Printing and engraving expenses (estimate)..................    35,000.00
Legal fees and expenses (estimate)..........................    50,000.00
Accounting fees and expenses (estimate).....................    20,000.00
Miscellaneous...............................................    10,000.00
                                                              -----------
          Total.............................................  $124,523.81
                                                              ===========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     1. A loan in the principal amount of $322,000 was made in January 1996 from AMAE Ventures, an affiliate of Mr. Wolfson, which was used by the Company for general overhead purposes and bears interest at 12%. This note is due on the earlier to occur of July 15, 1998 or the closing of the Offering. The holder of such note has the right to convert the principal amount into 3% of the Company's Common Stock on a fully diluted basis through the completion of the Offering, and has indicated that it intends to convert such note.

     2. Mr. Cayre and Mr. Levin have agreed, subject to documentation, that as of the closing of the Offering, Mr. Cayre will receive payment of $250,000 in respect of the amounts owed to him, and the remaining debt, subject to adequate collateralization (which may include cash collateral) shall be extended until July 15, 1998. Subject to the foregoing, Mr. Levin and Mr. Cayre have also agreed to restructure Mr. Cayre's investment in the Company. Mr. Cayre agreed that upon the closing of the Offering, Mr. Cayre's interest in the Company would be reduced to 164,874 shares of the Company's Common Stock by transferring to Mr. Levin 195,774 shares of the Company's Common Stock held by Mr. Cayre. In February 1996, in connection with a prior restructuring of this indebtedness, Mr. Cayre received options to purchase 48,743 shares of Common Stock of $.43 per share.

     3. In June 1996, South Ferry #2, L.P., an entity controlled by Mr. Wolfson's brother, advanced to the Company the sum of $500,000 in respect of LoCoMoTioN in consideration of which such entity received options to acquire 29,906 shares of Common Stock at $.43 per share. This loan bears interest at 10% and is due on the earlier to occur of July 15, 1998 or the closing of the Offering.

     4. The Chana Sasha Foundation, an entity controlled by Mr. Wolfson, extended the Company a $400,000 line of credit on a secured basis in November 1996, which credit line has been used and subsequently repaid by funds from the Company's operations In October 1996, Mr. Wolfson extended the Company approximately $400,000 of credit on a secured basis, which credit line has been used and subsequently repaid by funds from the Company's operations. Mr. Wolfson received 6,408 shares of the Company's Common Stock with respect to such extension of credit.

     5. The July 1996 proceeds from the sale of the note in the Total Recall Financing was used to acquire the rights to produce a television series based on the motion picture "Total Recall." This note, which was sold to ACA Equities, D&M Investments and Gilbert Karsentry, was secured by the Company's underlying rights to the "Total Recall" series, bore interest at 10%. In addition, the holders of this note received an aggregate of 53,403 shares of common stock, warrants to acquire 14,954 shares of Common Stock at an exercise price of $.43 and a 13% net profit participation in the Company's interest in the series. As of the date hereof, $1,200,000 has been repaid in respect to this obligation. Mr. Wolfson received 8,544 shares of the Company's Common Stock and 2% of the net profits of the series with respect to the Total Recall Financing.

     6. The Company commenced two private placements under Rule 506 of Regulation D of its Secured Notes in February and in May, 1996. In February 1996, the Company sold to 14 accredited investors $900,000 in principal amount of secured promissory notes which bear interest at 12% and are due upon the earlier to occur of the closing of the Offering or July 15, 1998. These notes were sold to the following investors: Matthew and Barbara Geisser, Central Scale Co., Vijaya Kani Rehala, Vijay-Kumar Rekhala, M.D., United Congregation Mesorah, Samuel Marinelli, Mildred Geiss, Jon Kastendieck, Bank Leumi-Affida Bank, Cooperative Holding Corporation, Aaron Wolfson, Abraham Wolfson, Arielle Wolfson, and LEVPOL. Between June and November 1996, the Company sold to 22 accredited investors $975,000 in principal amount of secured notes which bear interest at 10% and are due at the earlier of this Offering or July 15, 1998. These notes were sold to the following investors: Wellington Corporation, Crescent Capital Company, LLC, Arthur Steinberg IRA Rollover, Robert Steinberg IRA Rollover, Robert Ram Steinberg, A Partnership, Von Graffenried AG, Alpha Ventures, Tuch Family Trust, Third World Trust Company LTD, Alfred Ross, Fred Chanowski, Allen Goodman, Felix Paige, Rogal America, Mark Levine, Joseph Sullivan, Robert Gopen, Colony Financial Services, John Carberry, Daniel and Thalia Federbush, and Michael Berlin. An aggregate of 198,659 warrants to purchase a like number of shares of Common Stock at an exercise price of $.43 per share were issued in connection with such private placements. The holders of these notes have waived all conversion rights with respect thereto.

     7. During 1996, the Company issued 21,362 warrants (10,681 to William Nesmith and 10,681 to Michael Sposato) exercisable at $1.07, 20,934 warrants exercisable at $0.43 to Bristol Capital, 33,000 warrants, 13,000 of which were issued at $1.00 and 20,000 of which were issued at $2.50, to Joseph Farber and 2,349 warrants exercisable at $0.43 to Robert Dorfman. The Company also issued to Bristol Capital 2,777 shares of Common Stock. The warrants and shares were issued in connection with consulting services provided to the Company, such services relating primarily to advice regarding obtaining additional financing and the structuring of securities issued by the Company, none of which were directly or indirectly related to the Offering. The Company recognized $5,000 in compensation related to these warrants during the year ended December 31, 1996. In 1995, the Company issued 10,000 warrants exercisable at $1.00 to Bruce P. Vann, Esq., for his services as legal counsel to the Company.

     8. In October 1996, the Company obtained a loan from Affida Bank in the amount of $300,000 and, in connection therewith, issued warrants to acquire 29,191 shares of Common Stock at an exercise price of $.97 per share.

     9. In January, February and March 1997, the Company completed the sale of $969,000 of convertible secured notes to 13 accredited investors (the "February 1997 Notes") pursuant to Rule 506 of Regulation D as promulgated under the Securities Act. Each of the foregoing notes are secured, pro-rata and pari passu, by liens on substantially all of the Company's assets, except that the February 1997 Notes are junior to the prior notes. An aggregate of 193,970 warrants to purchase a like number of shares of Common Stock at an exercise price of $1.00 per share were issued in connection with such placements. The February 1997 Notes were sold to the following investors: Alan Parness, Arab International Trust Co., Duck Partners, LP, Gary and Paula Wayton, Michael Rosenbaum, RMK Financial LLC, Robert Bain, Robert Frankel, Roger Triemstra, Roland McAbee, Swan Alley Limited, and Van Moer Santerr & Cie.

     10. In March, April and May, 1998 the Company arranged for short term loans of $1,642,000 from eight accredited investors. The notes issued pursuant to such loans were sold to the following investors: HighBridge Fund Ltd., Nick Kahla, David Tresley, Arab Commerce Bank, Charles Santerre, Philippe de Cock de Rameyen, Anders Ulegard and Kevodrew Realty Inc.


     11. In May, June and July 1998, the Company arranged for loans from 10 parties of an aggregate of $715,000 for specific production financing. The notes pursuant to such loans were sold to the following investors: Charles E. and Ada
M. Miller Trust, Donald E. Stuck and Phyllis T. Stuck, Ryo & Jean S. Komae Marital Trust U/A dated 11/14/91, Claudio Nessi, Carter Family Trust, MacAlister Credit Trust U/A/D 11/25/88, Miyamoto Investment, Dr. Richard Bardowell, Sandel Products and Chase Financing, Ltd.



     12. Between September 1998 and January 1999 we issued 483,000 shares of our common stock to the following individuals and entities: (i) 59,000 shares to Delbert Reedy pursuant to the conversion of a certain promissory note, dated May 29, 1998, in the amount of Fifty Thousand Dollars ($50,000); (ii) 59,000 shares to the Carter Family Trust, pursuant to the conversion of a certain promissory note, dated May 29, 1998, in the amount of Fifty Thousand Dollars ($50,000);
(iii) 31,000 shares to Claudio Nessi pursuant to a certain promissory note, dated June 18, 1998, in the amount of Fifty Thousand Dollars ($50,000); (iv) 1,000 shares for Dr. Michael Berlin in connection with certain accommodations made by Dr. Michael Berlin; and (v) 80,000 shares to Marathon Consulting, Inc., 30,000 of which were issued in connection with a consulting agreement dated May 1, 1999, and 50,000 of which were assigned by an affiliate, Investor Relations Services, Inc., who had the right to receive such shares pursuant to a consulting agreement dated as of November 17, 1998 and (vi) 283,000 shares to Infusion Capital Investment Corporation, in connection with a consulting agreement, dated as of November 17, 1998.



     13. During 1998, we granted warrants to purchase our common stock to the following individuals and entities for services provided to us: (i) 22,000 and 10,000 warrants, respectively, to Mansion House International and Danny Chan, respectively, exercisable at $2.75 per share, (ii) 5,000 warrants to Hedblom Partners, exercisable at $3.50 per share, (iii) 200,000 warrants to Glen Michael Financial; 100,000 exercisable at $1.62 per share, 75,000 exercisable at $3.00 per share and 25,000 exercisable at $3.25 per share, and (iv) 10,000 warrants to Ralph Olsen, exercisable at $2.00 per share. In addition, we granted (x) 121,000 and 10,000 warrants, respectively, to Chase Financial Limited and Robert Herskowitz, respectively, exercisable at $1.62 per share and (y) an aggregate of 20,000 warrants, 5,000 each to Investor Relations Services, Aurora Holdings, Amber Capital and Affiliated Services, respectively, in connection with debt that was raised.



     14. In January and March 1999, the Company sold to the following 5 investors: Austinvest Anstalt Balzers, Esquire Trade & Finance Inc., Amro International, S.A., Nesher Inc., and VMR Luxembourg, S.A., 1,850,000 of 8% convertible debentures and warrants to purchase up to 185,000 shares of common stock. The holders of $1,000,000 of the debentures have indicated they intend to convert their debentures into common stock. All of the debentures are convertible into shares of common stock at the option of the holder at any time after their purchase. The conversion price for each debenture in effect on any conversion date will be the lesser of (A) an amount equal to 90% of the average per share market value for five consecutive trading days immediately prior to the initial closing date or (B) an amount equal to 85% of the per share market value for the trading day having the lowest per share market value during the five trading days prior to the conversion date. Purchasers effect conversions by surrendering the debentures to be converted to the Company, together with the form of conversion notice attached thereto. If not otherwise converted, the debentures mature three years from their original issue date. The warrants are exercisable at an exercise price equal to 110% of the per share market value as of the last trading day prior to the date of the issuance of the warrants. This price, which is subject to adjustment in the event of certain dilutive events, was $1.96 and $2.56, respectively, at the closing dates. The warrants expire three years after their date of issuance. Pursuant to the terms of purchase agreements and the related registration rights agreements, the Company is obligated to file a registration statement with respect to the shares issuable upon conversion of the debentures and the shares issuable upon exercise of the warrants within 75 days of the initial closing date.

     In June 1999, four of the debenture holders purchased an additional 175,000 shares of common stock for an aggregate of $700,000.


     15. In July 1999, the Company arranged for a short term loan from VMR Luxembourg, S.A., of $1,200,000 for production and development.



     16. In May and July 1999 we sold to three investors: Stellar Group Inc., Chun Sing Investment Limited and Dr. Michael Berlin, $350,000 of 12% debentures and warrants to purchase up to 35,000 shares of common stock at $7.61 per share.



     17. On August 5, 1999, we sold to Hudson Investors, LLC, $4,000,000 of 12% convertible debentures and warrants to purchase 340,000 shares of common stock at $7.00 per share.



     18. On August 9, 1999, we sold 500,000 shares of common stock to Gontard & MetallBank AG for $2,000,000.



     19. We have granted to Michael Jay Solomon and Seth Wellenson, 30,000 options to purchase common stock at an exercise price of $2.50 per share for agreeing to serve as members of our Board of Directors. Mr. Wellenson's options were cancelled when he resigned as a director. On March 9, 1999, W. Russell Barry was granted 30,000 options to purchase common stock at an exercise price of $2.00 per share for agreeing to serve as a member of the Board of Directors.


     The above securities were offered by the Registrant in reliance upon an exemption from registration under either (i) Section 4(2) of the Securities Act as transactions not involving any public offering, or (ii) Rule 701 under the Securities Act. No underwriters were involved in connection with the sales of securities referred to in this Item 15.

ITEM 27. (A) EXHIBITS

      3.1    Articles of Incorporation(1)
      3.2    By-laws of the Company(1)
      4.1    Form of Warrant Agreement March 1996(1)
      4.2    Form of Warrant Agreement May 1996(1)
      4.3    Form of Warrant Agreement February 1997(1)
      4.4    Form of Convertible Note March 1996 and related Security
             Agreement(1)
      4.5    Form of Convertible Note May 1996 and related Security
             Agreement(1)
      4.6    Form of Convertible Note February 1997(1)
      4.7.1  Extensions relating to South Ferry #2, L.P. Indebtedness(1)
      4.7.2  Extensions relating to Certain February 1996 Convertible
             Notes(1)

      4.8    Restated Joe Cayre Agreement(1)
      4.9    Agreement with AMAE Ventures, related note and Security
             Agreement(1)
      4.10   Agreements re Total Recall Financing July 1996(1)
      4.11   Agreements re LoCoMoTioN Financing with South Ferry #2,
             L.P.(1)
      4.12   1996 Employee Stock Option Plan(1)
      4.13   1996 Directors Stock Option Plan(1)
      4.14   Form of Financial Advisory Agreement between National
             Securities Corporation and the Company(1)
      4.15   Specimen Certificate(1)
      4.16   Form of National Securities Corporation's Warrant(1)
      4.17   Venture Management Consultants L.L.C., December 1997
             Promissory Note(1)
      4.18   Form of Promissory Notes(1)
      4.19   Securities Purchase Agreement between the Company and
             Austinvest Anstalt Balzers; Esquire Trade & Finance Inc.;
             Amro International, S.A. and Nesher Inc., dated as of March
             19, 1999(3)
      4.20 Form of Debenture re: Austinvest Anstalt Balzers, dated as of March 19, 1999(3)
      4.21   Form of Warrant re: Austinvest Anstalt Balzers, dated as of
             March 19, 1999(3)
      4.22 Form of Registration Rights Agreement between the Company and Austinvest Anstalt Balzers; Esquire Trade & Finance
             Inc.; Amro International, S.A. and Nesher Inc., dated as of
             March 19, 1999(3)
      4.23   Amendment to Securities Purchase Agreement with Austinvest
             Anstalt Balzers; Esquire Trade & Finance Inc.; Amro
             International, S.A. and Nesher Inc., dated June 28, 1999
             (amends 4.19)(6)
      4.24   Securities Purchase Agreement between the Company and VMR
             Luxembourg, S.A., dated as of February 25, 1999(6)
      4.25   VMR Debenture, dated as of February 25, 1999(6)
      4.26   VMR Warrant, dated as of February 25, 1999(6)
      4.27   VMR Registration Rights Agreement, dated as of February 25,
             1999(6)
      4.28   Securities Purchase Agreement between the Company and VMR
             Luxembourg S.A., dated July 26, 1999(6)
      4.29   VMR Debenture, dated as of July 26, 1999(6)
      4.30   VMR Security Agreement, dated as of July 26, 1999(6)
      4.31   VMR Registration Rights Agreement, dated as of July 26,
             1999(6)
      4.32   Securities Purchase Agreement between the Company and Hudson
             Investors LLC, dated as of August 5, 1999(6)
      4.33 Hudson Investors LLC Registration Rights Agreement, dated as of August 5, 1999(6)
      4.34   Hudson Investors LLC Debenture, dated as of August 5,
             1999(6)
      4.35   Hudson Investors LLC Warrant, dated as of August 5, 1999(6)
      4.36   1999 Stock Option, Deferred Stock and Restricted Stock
             Plan(9)
      5.1    Opinion and Consent of Kelly Lytton Mintz & Vann LLP(7)
     10.1    Agreement with Mel Giniger(1)
     10.2    Agreement with Beyond Distribution PTY. Limited(1)
     10.3    Interpublic Group of Companies Contract(1)

     10.4    Employment Agreement, dated as of January 1, 1997, between the Company and Drew Levin(1)
     10.5    Lease between the Company and TCW, amended as of March 20,
             1998(1)
     10.6    Agreement with Alliance Production Ltd. re Total Recall(1)
     10.7    Interpublic -- Team Co-financing Agreement(1)
     10.8    Miramax Term Sheet(1)
     10.9    Agreement with Leucadia Film Corp.(1)
     10.10   Agreements with the Family Channel re Quake and Down Fall(1)
     10.11   Agreements with Discovery Communications, Inc., re Amazing
             Tails II(1)
     10.14   Consulting Agreement, dated October 9, 1997, as amended as of December 31, 1997, between the Company and Joseph
             Cayre(1)
     10.16   Letter of Intent to list securities on the German Market(2)
     10.18   Employment Agreement, dated as of August 17, 1999 between
             the Company and Timothy A. Hill(7)
     10.19   Employment Agreement dated as November 22, 1998, between the
             Company and Jonathan D. Shapiro(4)
     10.20   Dandelion Distribution Ltd., Letter of Intent, dated June 6,
             1996(5)
     10.21   Investment Banking Agreement by and between the Company and
             Glen Michael Financial(8)
     10.22   Consulting Agreement, dated November 17, 1999 between the
             Company, Investor Relations Services, Inc., and Infusion
             Capital Investment Corporation(8)
     10.23   Agreement with Film Libraries, Inc. dated June 25, 1999 and
             Agreement with Film Brokers, Inc., dated June 25, 1999, re:
             commission for purchase(6)
     10.24   Agreement with Renown Pictures, Ltd., dated as of June 28,
             1999(6)
     10.25   Financial Consulting Agreement, dated March 15, 1999,
             between the Company and Century City Securities, Inc., and
             Letter from Company dated July 29, 1999 re: payment under
             Financial Consulting Agreement(7)
     10.26   Form of Consultants' Warrant for Ralph Olson, Investor
             Resource Services, Inc., Aurora Holdings, Inc., Affiliated
             Services, Inc., Amber Capital, Inc., and Hedblom Partners,
             Ltd.(7)
     10.27   Consulting Agreement, dated May 3, 1999 between the Company and Marathon Consulting Corporation(7)
     21      Subsidiaries of the Registrant(1)
     23.1    Consent of experts and named counsel(7) (consent of Kelly
             Lytton Mintz & Vann LLP included in Exhibit 5.1)
     27      Financial Data Schedule(7)


---------------
(1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, file No. 333-26307, effective July 29, 1998.

(2) Incorporated by reference to the Registrant's Current Report on Form 8-K dated March 29, 1999.

(3) Incorporated by reference to the Registrant's Current Report on Form 8-K dated February 5, 1999.

(4) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB dated April 15, 1999.

(5) Incorporated by reference to the Registrant's Current Report on Form 8-K dated June 8, 1999.


(6) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB dated August 19, 1999.



(7) Filed herewith.



(8) Previously filed.



(9)Incorporated by reference to the Registrant's Definitive Proxy Statement on Form 14A dated May 28, 1999.

ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the California General Corporation Law, the Articles of Incorporation of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim of or indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:

          (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement."

          (2) That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     In accordance with the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on this 26th day of August, 1999.


                                          TEAM COMMUNICATIONS GROUP, INC.

                                          By:        /s/ DREW LEVIN
                                            ------------------------------------
                                                         Drew Levin
                                                 Chairman of the Board and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                              CAPACITY                      DATE
              ---------                              --------                      ----

           /s/ DREW LEVIN                  Chairman of the Board, Chief       August 26, 1999
-------------------------------------     Executive Officer and Director
             Drew Levin

       /s/ JONATHAN D. SHAPIRO          President, Chief Operating Officer    August 26, 1999
-------------------------------------              and Director
         Jonathan D. Shapiro

         /s/ TIMOTHY A. HILL               Senior Vice President, Chief       August 26, 1999
-------------------------------------     Financial Officer and Secretary
           Timothy A. Hill

       /s/ MICHAEL JAY SOLOMON                       Director                 August 26, 1999
-------------------------------------
         Michael Jay Solomon

        /s/ W. RUSSELL BARRY                         Director                 August 26, 1999
-------------------------------------
          W. Russell Barry

                                 EXHIBIT INDEX


                                                                            SEQUENTIALLY
    EXHIBIT                                                                   NUMBERED
    NUMBER                            DESCRIPTION                               PAGE
    -------                           -----------                           ------------
      3.1     Articles of Incorporation(1)
      3.2     By-laws of the Company(1)
      4.1     Form of Warrant Agreement March 1996(1)
      4.2     Form of Warrant Agreement May 1996(1)
      4.3     Form of Warrant Agreement February 1997(1)
      4.4     Form of Convertible Note March 1996 and related Security
              Agreement(1)
      4.5     Form of Convertible Note May 1996 and related Security
              Agreement(1)
      4.6     Form of Convertible Note February 1997(1)
      4.7.1   Extensions relating to South Ferry #2, L.P. Indebtedness(1)
      4.7.2   Extensions relating to Certain February 1996 Convertible
              Notes(1)
      4.8     Restated Joe Cayre Agreement(1)
      4.9     Agreement with AMAE Ventures, related note and Security
              Agreement(1)
      4.10    Agreements re Total Recall Financing July 1996(1)
      4.11    Agreements re LoCoMoTioN Financing with South Ferry #2,
              L.P.(1)
      4.12    1996 Employee Stock Option Plan(1)
      4.13    1996 Directors Stock Option Plan(1)
      4.14    Form of Financial Advisory Agreement between National
              Securities Corporation and the Company(1)
      4.15    Specimen Certificate(1)
      4.16    Form of National Securities Corporation's Warrant(1)
      4.17    Venture Management Consultants L.L.C., December 1997
              Promissory Note(1)
      4.18    Form of Promissory Notes(1)
      4.19    Securities Purchase Agreement between the Company and
              Austinvest Anstalt Balzers; Esquire Trade & Finance Inc.;
              Amro International, S.A. and Nesher Inc., dated as of March
              19, 1999(3)
      4.20    Form of Debenture re: Austinvest Anstalt Balzers, dated as of March 19, 1999(3)
      4.21    Form of Warrant re: Austinvest Anstalt Balzers, dated as of
              March 19, 1999(3)
      4.22    Form of Registration Rights Agreement between the Company
              and Austinvest Anstalt Balzers; Esquire Trade & Finance
              Inc.; Amro International, S.A. and Nesher Inc., dated as of
              March 19, 1999(3)
      4.23    Amendment to Securities Purchase Agreement with Austinvest
              Anstalt Balzers; Esquire Trade & Finance Inc.; Amro
              International, S.A. and Nesher Inc., dated June 28, 1999
              (amends 4.19)(6)
      4.24    Securities Purchase Agreement between the Company and VMR
              Luxembourg, S.A., dated June 28, 1999(6)
      4.25    VMR Debenture, dated as of February 25, 1999(6)
      4.26    VMR Warrant, dated as of February 25, 1999(6)
      4.27    VMR Registration Rights Agreement, dated as of February 25,
              1999(6)
      4.28    Securities Purchase Agreement between the Company and VMR
              Luxembourg S.A., dated July 26, 1999(6)

                                                                            SEQUENTIALLY
    EXHIBIT                                                                   NUMBERED
    NUMBER                            DESCRIPTION                               PAGE
    -------                           -----------                           ------------
      4.29    VMR Debenture, dated as of July 26, 1999(6)
      4.30    VMR Security Agreement, dated as of July 26, 1999(6)
      4.31    VMR Registration Rights Agreement, dated as of July 26,
              1999(6)
      4.32    Securities Purchase Agreement between the Company and Hudson
              Investors LLC, dated as of August 5, 1999(6)
      4.33    Hudson Investors LLC Registration Rights Agreement, dated as of August 5, 1999(6)
      4.34    Hudson Investors LLC Debenture, dated as of August 5,
              1999(6)
      4.35    Hudson Investors LLC Warrant, dated as of August 5, 1999(6)
      4.36    1999 Stock Option, Deferred Stock and Restricted Stock
              Plan(9)
      5.1     Opinion and Consent of Kelly Lytton Mintz & Vann LLP(7)
     10.1     Agreement with Mel Giniger(1)
     10.2     Agreement with Beyond Distribution PTY. Limited(1)
     10.3     Interpublic Group of Companies Contract(1)
     10.4     Employment Agreement, dated as of January 1, 1997, between the Company and Drew Levin(1)
     10.5     Lease between the Company and TCW, amended as of March 20,
              1998(1)
     10.6     Agreement with Alliance Production Ltd. re Total Recall(1)
     10.7     Interpublic -- Team Co-financing Agreement(1)
     10.8     Miramax Term Sheet(1)
     10.9     Agreement with Leucadia Film Corp.(1)
     10.10    Agreements with the Family Channel re Quake and Down Fall(1)
     10.11    Agreements with Discovery Communications, Inc., re Amazing
              Tails II(1)
     10.14    Consulting Agreement, dated October 9, 1997, as amended as of December 31, 1997, between the Company and Joseph
              Cayre(1)
     10.16    Letter of Intent to list securities on the German Market(2)
     10.18    Employment Agreement, dated as of August 17, 1999 between
              the Company and Timothy A. Hill(7)
     10.19    Employment Agreement dated as November 22, 1998, between the
              Company and Jonathan D. Shapiro(4)
     10.20    Dandelion Distribution Ltd., Letter of Intent, dated June 6,
              1996(5)
     10.21    Investment Banking Agreement by and between the Company and
              Glen Michael Financial(8)
     10.22    Consulting Agreement, dated November 17, 1999 between the
              Company, Investor Relations Services, Inc., and Infusion
              Capital Investment Corporation(7)
     10.23    Agreement with Film Libraries, Inc. dated June 25, 1999 and
              Agreement with Film Brokers, Inc., dated June 25, 1999, re:
              commission for purchase(6)

                                                                            SEQUENTIALLY
    EXHIBIT                                                                   NUMBERED
    NUMBER                            DESCRIPTION                               PAGE
    -------                           -----------                           ------------
     10.24    Agreement with Renown Pictures, Ltd., dated as of June 28,
              1999(6)
     10.25    Financial Consulting Agreement, dated March 15, 1999,
              between the Company and Century City Securities, Inc., and
              Letter from Company dated July 29, 1999 re: payment under
              Financial Consulting Agreement(7)
     10.26    Form of Consultants' Warrant for Ralph Olson, Investor
              Resource Services, Inc., Aurora Holdings, Inc., Affiliated
              Services, Inc., Amber Capital, Inc., and Hedblom Partners,
              Ltd.(7)
     10.27    Consulting Agreement, dated May 3, 1999 between the Company and Marathon Consulting Corporation(7)
     21       Subsidiaries of the Registrant(1)
     23.1     Consent of experts and named counsel(7) (consent of Kelly
              Lytton Mintz & Vann LLP included in Exhibit 5.1)
     27       Financial Data Schedule(7)


---------------
(1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, file No. 333-26307, effective July 29, 1998.

(2) Incorporated by reference to the Registrant's Current Report on Form 8-K dated March 29, 1999.

(3) Incorporated by reference to the Registrant's Current Report on Form 8-K dated February 5, 1999.

(4) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB dated April 15, 1999.

(5) Incorporated by reference to the Registrant's Current Report on Form 8-K dated June 8, 1999.


(6) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QB dated August 19, 1999.



(7) Filed herewith.



(8) Previously filed.



(9) Incorporated by reference to the Registrant's Definitive Proxy Statement on Form 14A dated May 28, 1999.